As filed with the Securities and Exchange Commission on August 8, 2003
                                                          Registration No. 333-
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



   Commerce Bancorp, Inc.             New Jersey               22-2433468
 Commerce Capital Trust III            Delaware                Applied for
  Commerce Capital Trust IV            Delaware                Applied for
  Commerce Capital Trust V             Delaware                Applied for
(Exact name of registrants as (State or other jurisdiction of (I.R.S. Employer
  specified in its charter)   incorporation or organization) Identification No.)
                                  ____________

                                 Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (856) 751-9000

    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                           __________________________

                                Douglas J. Pauls
                Senior Vice President and Chief Financial Officer
                             Commerce Bancorp, Inc.
                                 Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (856) 751-9000
    (Name, address, including zip code, and telephone numbers, including area code, of agent for service)
                         _____________________________
                                   Copies to:
                          Lawrence R. Wiseman, Esquire
                                 Blank Rome LLP
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                 (215) 569-5500


 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment Filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          ___________________________

                         CALCULATION OF REGISTRATION FEE
                                 (See next page)

                            _______________________-

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

________________________________________________________________________________


                                                  CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________________________________________

                                                                  Proposed      Proposed Maximum      Amount of
                                                Amount            Maximum          Aggregate       Registration Fee (2)
         Title of each Class of                 to be          Offering Price   Offering Price(2)
       Securities to be Registered            Registered        Per Unit(1)
__________________________________________________________________________________________________________________________
Debt Securities of Commerce Bancorp,
  Inc. (3)                                       (5)                (5)                (5)               (11)
Common Stock of Commerce Bancorp, Inc.
  (4)                                            (5)                (5)                (5)               (11)
Preferred Stock of Commerce Bancorp,
  Inc. (6)                                       (5)                (5)                (5)               (11)
Warrants to purchase securities issued
  or guaranteed by Commerce Bancorp,
  Inc. (7)                                       (5)                (5)                (5)               (11)
Preferred Securities of Commerce Capital
  Trust III (8)                                  (5)                (5)                (5)               (11)
Preferred Securities of Commerce Capital
  Trust IV (8)                                   (5)                (5)                (5)               (11)
Preferred Securities of Commerce Capital
  Trust V (8)                                    (5)                (5)                (5)               (11)
Guarantees by Commerce Bancorp, Inc. of
  the above-referenced preferred
  securities (9)                                 (5)                (5)                (5)               (11)
Junior Subordinated Debentures of
  Commerce Bancorp, Inc. (9)                     (5)                (5)                (5)               (11)
Units (10)                                       (5)                (5)                (5)               (11)
__________________________________________________________________________________________________________________________
Total                                      $500,000,000(11)         100%        $500,000,000(11)       $40,450
__________________________________________________________________________________________________________________________

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the offering by the registrants of the securities registered hereunder.
(2) This registration statement registers the maximum aggregate offering price of all the securities listed in the Calculation of Registration Fee table as permitted by Rule 457(o) under the Securities Act of 1933 and the registration fee is based on that amount.
(3) Subject to note (11) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by Commerce Bancorp, Inc. ("CBH").
(4) Subject to Note (11) below, there is being registered hereunder an indeterminate number of shares of CBH Common Stock, par value $1.00, as from time to time may be issued at indeterminate prices, including an indeterminate number of shares to be issued upon the exercise of Warrants or upon conversion or exchange of other securities offered pursuant to this
    Registration Statement. In accordance with Rule 416 under the Securities
    Act, this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of such Warrants to prevent dilution from stock splits or stock dividends or similar transactions.
(5) Not applicable pursuant to General Instructions II.D. of Form S-3.
(6) Subject to Note (11) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by CBH.
(7) Subject to Note (11) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase
    Preferred Stock or Common Stock registered hereunder.
(8) Subject to note (11) below, there is being registered hereunder an indeterminate number of Preferred Securities of Commerce Capital Trust III,
    Commerce Capital Trust IV and Commerce Capital Trust V (collectively, the
    "Trusts") and an indeterminate principal amount of Junior Subordinated
    Debentures of CBH. A like principal amount of Junior Subordinated Debentures may be issued and sold by CBH to any of the Trusts, and Junior Subordinated
    Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such
    Trust and the distribution of the assets thereof.
(9) Includes the rights of holders of the Preferred Securities under the
    Guarantees and certain back-up undertakings, comprised of the obligations of
    CBH under the Declaration of Trust of each Trust as borrower under the
    Junior Subordinated Debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred
    Securities) and such obligations of CBH as set forth in the Declaration of
    Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement.
    The Guarantees, when taken together with CBH's obligations under the Junior
    Subordinated Debentures, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by
    CBH of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.
(10) Subject to Note (11) below, there is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time.
(11) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed
     $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, CBH may issue such higher principal amount as may be sold for an initial public offering price of up to
     $500,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.
                       _________________________________


________________________________________________________________________________

                                EXPLANATORY NOTE

This registration statement contains two forms of prospectus: (a) one to be used in connection with the offering and sale of debt securities, common stock, preferred stock, and warrants to purchase other securities and (b) one to be used in connection with the offering and sale of preferred securities issued by any of the Trusts, the common securities of which will be owned by CBH.

________________________________________________________________________________

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED August 8, 2003


PROSPECTUS

                                     [LOGO]

                             Commerce Bancorp, Inc.

                                  ____________

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants

         We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock, shares of our preferred stock and warrants to purchase other securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus together with the applicable supplements to determine the specific terms of the securities we are offering.

         These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         For a discussion of the material risks that you should consider, see "Risk Factors" beginning on page [ ].

         This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

                                  ____________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
                                  ____________


                    The date of this prospectus is [     ], 2003.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We may provide information to you about the securities we are offering in up to three separate documents that progressively provide more detail:

            o this prospectus, which provides general information, some of which may not apply to your securities;

            o the accompanying prospectus supplement, which describes the specific terms of your securities; and

            o if necessary, a pricing supplement, which describes the specific terms of your securities.

         If terms vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information as controlling in the following order of priority:

            o           the pricing supplement, if any;

            o           the prospectus supplement; and

            o           the prospectus.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                  ____________

         Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS



ABOUT THIS PROSPECTUS......................................................1


WHERE YOU CAN FIND MORE INFORMATION........................................1


RISK FACTORS...............................................................3


FORWARD-LOOKING STATEMENTS.................................................6


COMMERCE BANCORP, INC......................................................7


CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES...........................9


USE OF PROCEEDS............................................................9


SUPERVISION AND REGULATION.................................................9


DESCRIPTION OF DEBT SECURITIES............................................11


SENIOR DEBT SECURITIES....................................................20


SUBORDINATED DEBT SECURITIES..............................................21


DESCRIPTION OF CAPITAL STOCK..............................................23


DESCRIPTION OF WARRANTS...................................................27


ERISA CONSIDERATIONS......................................................29


PLAN OF DISTRIBUTION......................................................32


LEGAL MATTERS.............................................................34


INDEPENDENT AUDITORS......................................................34

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, also referred to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "CBH," "we," "us," "our" or similar references mean Commerce Bancorp, Inc. and references to the "banks" means our subsidiaries: Commerce Bank, N.A., Commerce Bank/Pennsylvania, N.A., Commerce Bank/Shore, N.A, Commerce Bank/Delaware, N.A., and Commerce Bank/North.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933, referred to as the "Securities Act," that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, referred to as the "Exchange Act."

         You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                             The Woolworth Building
                                  233 Broadway
                            New York, New York 10279

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file or have filed separately with the SEC.

         The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

           SEC Filings               Period or Date (as applicable)
           -----------               ------------------------------

Annual Report on Form 10-K           Year ended December 31, 2002, as filed on
                                     March 31, 2003

Quarterly Report on Form 10-Q        Quarter ended March 31, 2003, as filed on
                                     May 15, 2003


Current Reports on Form 8-K          Filed on July 15, 2003
                                     Filed on April 29, 2003
                                     Filed on April 11, 2003

Proxy Statement for the Annual       Filed on April 21, 2003
Meeting of Shareholders


         In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 or 12 of Form 8-K), as well as proxy statements.

         The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

         You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                             Commerce Bancorp, Inc.
                              Shareholder Relations
                               1701 Route 70 East
                           Cherry Hill, NJ 08034-5400
                                 (856) 751-9000

         In addition, we maintain a corporate website, www.commerceonline.com. We make available, on our website (through a link to the SEC's website referred to above), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. This reference to our website is for the convenience of shareholders as required by the Securities and Exchange Commission and shall not be deemed to incorporate any information on the website into this Registration Statement.

         We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

                                  RISK FACTORS

         Before purchasing any securities, you should read carefully this prospectus, any prospectus supplement and any documents incorporated by reference and pay special attention to the following risk factors in addition to any risk factors highlighted in the prospectus supplement. These are not the only risks and uncertainties we face. Additional risks and uncertainties which we currently consider immaterial or which are not yet known to us could also adversely affect us.

We plan to continue to grow rapidly and there are risks associated with rapid growth.

         We intend to continue to rapidly expand our business and operations. In particular, we intend to use proceeds of the securities covered by this prospectus to support continued branch office expansion and anticipated increases in our deposits and loans. Our ability to manage growth successfully will depend on our ability to attract qualified personnel and maintain cost controls and asset quality while attracting additional loans and deposits on favorable terms, as well as on factors beyond our control, such as economic conditions and interest rate trends. If we grow too quickly and are not able to attract qualified personnel, control costs and maintain asset quality, this continued rapid growth could materially adversely affect our financial performance.

If we do not adjust to rapid changes in the financial services industry, our financial performance may suffer.

         Our ability to maintain our history of strong financial performance and return on investment to shareholders may depend in part on our ability to expand our scope of available financial services as needed to meet the needs and demands of our customers. Our business model focuses on using superior customer service to provide traditional banking services to a growing customer base. However, we operate in an increasingly competitive environment in which our competitors now include securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that we have not been able or allowed to offer to our customers in the past. This increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. We cannot assure you that we will be able to continue to compete successfully in this environment without expanding the scope of financial services we provide, or that if we need to expand the scope of services that we provide, that we will be able to do so successfully.

Our future success will depend on our ability to compete effectively in a highly competitive market and geographic area.

         We face substantial competition in all phases of our operations from a variety of different competitors. We encounter competition from commercial banks, savings and loan associations, mutual savings banks and other financial institutions. Our competitors, including credit unions, consumer finance companies, factors, insurance companies and money market mutual funds, compete with lending and deposit-gathering services offered by us. There is very strong competition for financial services in the Philadelphia, New Jersey, Delaware and New York areas in which we conduct our businesses. This geographic area includes offices of many of the largest financial institutions in the world. Many of those competing institutions have much greater financial and marketing resources than we have. Due to their size, many competitors can achieve larger economies of scale and as a result may offer a broader range of products and services than us. If we are unable to offer competitive products and services, our earnings may be negatively affected.

         Some of the financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on bank holding companies and federally insured financial institutions. As a result, these nonbank competitors have certain advantages over us in accessing funding and in providing various services. The banking business in our primary market area is very competitive, and the level of competition facing us may increase further, which may limit our asset growth and profitability.

Our operations are concentrated in the New Jersey, Southeastern Pennsylvania, Metropolitan New York and Delaware market areas.

         Economic conditions either nationally or locally in areas in which our operations are concentrated may be less favorable than expected. Deterioration in local, regional, national or global economic conditions could result in, among other things, an increase in loan delinquencies, a decrease in property values, a change in housing turnover rate or a reduction in the level of bank deposits. Particularly, a weakening of the real estate or employment market in our primary market areas could result in an increase in the number of borrowers who default on their loans and a reduction in the value of the collateral securing their loans, which in turn could have an adverse effect on our profitability. Substantially all of our real estate loans are collateralized by properties located in these market areas, and substantially all of our loans are made to borrowers who live in and conduct business in these market areas. Any material economic deterioration in these market areas could have an adverse impact on our profitability.

Changes in interest rates could reduce our income and cash flows.

         Our income and cash flows and the value of our assets and liabilities depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, in particular, the Board of Governors of the Federal Reserve System ("FRB"). Changes in monetary policy, including changes in interest rates, will influence the origination of loans and investment securities and the amounts paid on deposits. If the rate of interest we pay on our deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Our earnings could also be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and other borrowings.

Future governmental regulation and legislation could limit our future growth.

         We are subject to extensive state and federal regulation, supervision, and legislation which govern almost all aspects of our operations. See "Supervision and Regulation" below. These laws may change from time to time and are primarily intended for the protection of customers, depositors, and the deposit insurance funds. The impact of any changes to these laws may negatively impact our ability to expand our services and to increase the value of our business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to our investors and shareholders.

We are required to maintain an allowance for loan losses. These reserves are based on management's judgment and may have to be adjusted in the future. Any adjustment to the allowance for loan losses, whether due to regulatory changes, economic conditions or other factors, may affect our financial condition and earnings.

         We maintain an allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb losses inherent in the loan portfolio. In conjunction with an internal loan review function that operates independently of the lending function, management monitors the loan portfolio to identify risks on a timely basis so that an appropriate allowance can be maintained. Based on an evaluation of the loan portfolio, management presents a quarterly review of the loan loss reserve to the Board of Directors, indicating any changes in the reserve since the last review and any recommendations as to adjustments in the reserve. In making its evaluation, in addition to the factors discussed below, management considers the results of recent regulatory examinations, which typically include a review of the allowance for loan losses as an integral part of the examination process.

         In establishing the allowance, management evaluates individual large classified loans and nonaccrual loans, and determines an aggregate reserve for those loans based on that review. An allowance for the remainder of the loan portfolio is also determined based on historical loss experience within the components of the portfolio. These allocations may be modified if current conditions indicate that loan losses may differ from historical experience, based on economic factors and changes in portfolio mix and volume.

         In addition, a portion of the allowance is established for losses inherent in the loan portfolio which have not been identified by the more quantitative processes described above. This determination inherently involves a higher degree of subjectivity, and considers risk factors that may not have yet manifested themselves in CBH's historical loss experience. Those factors include changes in levels and trends of charge-offs, delinquencies, and nonaccrual loans, trends in volume and terms of loans, changes in underwriting standards and practices, portfolio mix, tenure of loan officers and management, entrance into new geographic markets, changes in credit concentrations, and national and local economic trends and conditions. While the allowance for loan losses is maintained at a level believed to be adequate by management for estimated losses in the loan portfolio, determination of the allowance is inherently subjective, as it requires estimates, all of which may be susceptible to significant change. Changes in these estimates may impact the provisions charged to expense in future periods.

It may be difficult for a third party to acquire CBH and this could depress CBH's stock price.

         Under CBH's certificate of incorporation, CBH has authorized 10,000,000 shares of preferred stock, which the board of directors may issue with terms, rights, preferences and designations as the board of directors may determine and without any vote of the shareholders, unless otherwise required by law. Issuing the preferred stock, depending upon the rights, preferences and designations set by the board of directors, may delay, deter, or prevent a change in control of CBH. In addition, "anti-takeover" provisions of CBH's certificate of incorporation, federal and state banking laws, and New Jersey law may restrict the ability of the shareholders to approve a merger or business combination or obtain control of CBH. This may tend to make it more difficult for shareholders to replace existing management or may prevent shareholders from receiving a premium for their shares of CBH common stock.

The securities of CBH are not insured by any governmental agency and, therefore, investment in them involves risk.

         The securities of CBH are not deposit accounts or other obligation of any bank, and are not insured by the FDIC, or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

                           FORWARD-LOOKING STATEMENTS

         We have included or may include statements in this prospectus, a prospectus supplement or a pricing supplement (including documents incorporated by reference described under the heading "Where You Can Find More Information") that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors that are sometimes beyond our control. You will be able to recognize a forward-looking statement because it contains the words "anticipate," "believe," "estimate," "expect," "project," "objective," "may," "could," "should," "would," "intend," "plan" or similar expressions to identify it as a forward-looking statement.

         The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the FRB; inflation; interest rates, market and monetary fluctuations; our timely development of competitive new products and services and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for our products and services and vice versa; the impact of changes in financial services laws and regulations, including laws concerning taxes, banking, securities and insurance; technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of our noninterest or fee income being less than expected; the ability to maintain the growth and further development of our community-based retail branching network; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and our success at managing the risks involved in the foregoing. We caution that the foregoing list of important factors is not exclusive.

         We caution you that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in such forward-looking statements. You should note that many factors, some of which are discussed in "Risk Factors" and elsewhere in this prospectus could affect our future financial results and could cause those results to differ materially from those expressed or implied in our forward-looking statements contained or incorporated by reference in this document. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us.

                             COMMERCE BANCORP, INC.

Overview

         CBH is a New Jersey business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended the "Holding Company Act". CBH was incorporated on December 9, 1982 and became an active bank holding company on June 30, 1983 through the acquisition of Commerce Bank, N.A., referred to as Commerce NJ.

         As of June 30, 2003, CBH had total assets of $19.8 billion, total loans of $6.4 billion, and total deposits of $17.8 billion. The address of CBH's principal executive office is Commerce Atrium, 1701 Route 70 East, Cherry Hill, New Jersey, 08034-5400 and the telephone number is (856) 751-9000. CBH operates:

            o           four nationally chartered bank subsidiaries:

                         Commerce Bank, N.A., Cherry Hill, New Jersey ("Commerce NJ");
                         Commerce Bank/Pennsylvania, N.A., Devon, Pennsylvania ("Commerce PA");
                         Commerce Bank/Shore, N.A., Toms River, New Jersey ("Commerce Shore");
                         Commerce Bank/Delaware, N.A., Wilmington, Delaware ("Commerce Delaware"); and

            o           one New Jersey state chartered bank subsidiary:

                  Commerce Bank/North, Ramsey, New Jersey ("Commerce North").

         These five bank subsidiaries as of June 30, 2003 had 243 full service retail branch offices located in the states of New Jersey, Pennsylvania, Delaware and New York. These banks provide a full range of retail and commercial banking services for consumers and small and mid-sized companies. Lending services are focused on commercial real estate and commercial and consumer loans to local borrowers. The banks' lending and investment activities are funded principally by retail deposits gathered through each bank's retail branch office network.

         CBH's primary growth strategy is the opening of new full service branch offices, of which 20 have opened in 2003 through June 30; 40 opened in 2002; and 34 opened in 2001. CBH expects to open an additional 26 full service branch offices in 2003.

         Commerce NJ operates a non-bank subsidiary, Commerce Capital Markets, Inc., Philadelphia, Pennsylvania, referred to as Commerce Capital Markets, which engages in various securities, investment banking and brokerage activities. In addition, CBH, through Commerce Insurance Services, Inc. (formerly Commerce National Insurance Services, Inc.), a non-bank subsidiary of Commerce North, referred to as Commerce Insurance, operates one of the nation's largest regional insurance brokerage agency concentrating on commercial property, casualty and surety as well as personal lines of insurance and employee benefits for clients in multiple states, primarily Delaware, New Jersey, New York and Pennsylvania. Since 1996, Commerce Insurance has completed several strategic acquisitions of insurance brokerage agencies the most recent of which include the following:

            o in 2001, Fitzsimmons Insurance and Financial Services, Inc., Business Training Systems, Inc. and Brettler Financial Group, Inc. were acquired;
            o in 2002, Sanford and Purvis, Inc., Upper Montclair, NJ, was acquired; and
            o           in 2003, The Porch Agency, Bridgeton, NJ, was acquired.

         As a legal entity separate and distinct from its bank and non-bank subsidiaries, CBH's principal sources of revenues are dividends and fees from its bank and non-bank subsidiaries. The subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities.

The Banks

         As of June 30, 2003, Commerce NJ had total assets of $13.3 billion, total deposits of $9.5 billion, and total shareholders' equity of $691.5 million; Commerce PA had total assets of $4.1 billion, total deposits of $3.8 billion and total shareholders' equity of $231.6 million; Commerce Shore had total assets of $2.4 billion, total deposits of $2.3 billion and total shareholders' equity of $126.8 million; Commerce North had total assets of $2.1 billion, total deposits of $2.0 billion, and total shareholders' equity of $129.1 million; and Commerce Delaware had total assets of $272.4 million, total deposits of $255.4 million, and total shareholders' equity of $14.9 million.

         Commerce NJ provides retail and commercial banking services through 125 retail branch offices in Central and Southern New Jersey, and Metropolitan New York; Commerce PA provides retail and commercial banking services through 57 retail branch offices in Philadelphia, Bucks, Chester, Delaware and Montgomery Counties in Southeastern Pennsylvania; Commerce Shore provides retail and commercial banking services through 29 retail branch offices in Ocean and Monmouth Counties, New Jersey; Commerce North provides retail and commercial banking services through 26 retail branch offices in Bergen and Passaic Counties, New Jersey; and Commerce Delaware provides retail and commercial banking services through 6 retail branch offices in New Castle County, Delaware.

Retail Banking Services and Products

         Each bank provides a broad range of retail banking services and products, including free checking accounts, subject to minimum balances, savings programs, money market accounts, negotiable orders of withdrawal accounts, certificates of deposit, safe deposit facilities, consumer loan programs, including installment loans for home improvement and the purchase of consumer goods and automobiles, home equity and Visa Gold card revolving lines of credit, overdraft checking and automated teller facilities. Each bank also offers construction loans and permanent mortgages for houses. Additional information pertaining to CBH's segments is set forth in "Note 19 - Segment Reporting" of CBH's Notes to Consolidated Financial Statements which appear in CBH's Annual Report on Form 10-K for the year ended December 31, 2002.

         Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 1 of this prospectus.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:


                                                            Six Months             Year Ended December 31,
                                                          Ended June 30,    -----------------------------------------
                                                               2003           2002    2001     2000    1999    1998
Ratio of Earnings to Fixed Charges (1):
      Excluding Interest on Deposits..................         14.13         12.03   14.70     5.64    6.25    6.50
      Including Interest on Deposits..................          2.62          2.17    1.74     1.56    1.68    1.52
____________________________


(1) The ratio of earnings to fixed charges for CBH has been computed by dividing earnings by fixed charges. "Earnings" include pretax income from continuing operations plus fixed charges. "Fixed charges" include the total of interest expense, capitalized interest, expensed or capitalized amortization of debt expense and any related discount or premium, and such portion of rental expense that is representative of the interest factor of each such rental.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

         The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries' funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

                           SUPERVISION AND REGULATION

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to CBH and its subsidiaries. The regulatory framework is intended primarily for the protection of depositors, other customers and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of CBH.

Supervision of CBH as a Holding Company

         CBH is registered as a bank holding company under the Holding Company Act, and is therefore subject to supervision and regulation by the FRB.

         Under the Holding Company Act, CBH is required to secure the prior approval of the FRB before it can merge or consolidate with any other bank holding company or acquire all or substantially all of the assets of any bank or acquire direct or indirect ownership or control of any voting shares of any bank that is not already majority owned by it, if after such acquisition it would directly or indirectly own or control more than 5% of the voting shares of such bank.

         CBH is generally prohibited under the Holding Company Act from engaging in, or acquiring direct or indirect ownership or control or more than 5% of the voting shares of any company engaged in nonbanking activities unless the FRB, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such a determination, the FRB considers whether the performance of these activities by a bank holding company can reasonably be expected to produce benefits to the public which outweigh the possible adverse effects.

         Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act (as amended, "CRA") ratings are generally prerequisites to obtaining federal regulatory approval to make acquisitions. All of CBH's subsidiary banks are currently rated at least "satisfactory" under CRA; Commerce North is rated "outstanding."

         In addition, under the Holding Company Act, CBH is required to file periodic reports of its operations with, and is subject to examination by, the FRB.

         CBH is under the jurisdiction of the SEC and various state securities commissions for matters relating to the offering and sale of its securities and is subject to the SEC's rules and regulations relating to periodic reporting, reporting to shareholders, proxy solicitation and insider trading.

         A discussion of capital guidelines and capital is included in the section entitled "Stockholders' Equity and Dividends" contained within Management's Discussion and Analysis of Financial Condition and Results of Operations included in CBH's Annual Report on Form 10-K for the year ended December 31, 2002.

Commerce NJ, Commerce PA, Commerce Shore, Commerce North, and Commerce Delaware

         Commerce NJ, Commerce PA, Commerce Shore, and Commerce Delaware, as national banks, are subject to the National Bank Act. Each is also subject to the supervision of, and is regularly examined by, the Office of the Comptroller of the Currency ("OCC") and is required to furnish quarterly reports to the OCC. The approval of the OCC is required for the establishment of additional branch offices by any national bank, subject to applicable state law restrictions.

         Commerce North, as a New Jersey state-chartered bank, is subject to the New Jersey Banking Act. Commerce North is also subject to the supervision of, and is regularly examined by, the Department and the FDIC, and is required to furnish quarterly reports to each agency. The approval of the Department and the FDIC is necessary for the establishment of any additional branch offices by any New Jersey state-chartered bank, subject to applicable state law restrictions.

         Commerce NJ, Commerce PA, Commerce Shore, Commerce North and Commerce Delaware are also members of the FDIC and, except for Commerce North, members of the FRB and, therefore, are subject to additional regulation by these agencies. Some of the aspects of the lending and deposit business of such banks which are regulated by these agencies include personal lending, mortgage lending and reserve requirements. The operation of such banks is also subject to numerous federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to interest rates on loans, the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

         Commerce NJ, Commerce PA, Commerce Shore, Commerce North and Commerce Delaware are subject to certain limitations on the amount of cash dividends that they can pay. See Note 18 of CBH's Notes to Consolidated Financial Statements which appears in CBH's Annual Report on Form 10-K for the year ended December 31, 2002 and "Description of Capital Stock--Payment of Dividends" beginning on page 26 of this prospectus.

         The OCC has authority under the Financial Institutions Supervisory Act to prohibit national banks from engaging in any activity which, in the OCC's opinion, constitutes an unsafe or unsound practice in conducting their businesses. The FRB has similar authority with respect to CBH and CBH's non-bank subsidiaries. The FDIC has similar authority with respect to Commerce North.

         All of the deposits of the banking subsidiaries are insured up to applicable limits by the FDIC and are subject to deposit insurance assessments. The insurance assessments are based upon a matrix that takes into account a bank's capital level and supervisory rating. Effective January 1, 1996, the FDIC reduced the insurance premiums it charged on bank deposits to the statutory minimum of $2,000 annually for "well capitalized" banks.

Commerce Insurance/Commerce Capital Markets

         Commerce Insurance, a non-bank subsidiary of Commerce North, is currently subject to supervision, regulation and examination by the New Jersey Department of Insurance, as well as other state insurance departments where it operates. Commerce Capital Markets, a non-bank subsidiary of Commerce NJ, engages in certain permitted securities activities and is regulated by the SEC. Commerce Capital Markets is also subject to rules and regulations promulgated by the National Association of Securities Dealers, Inc., the Securities Investors Protection Corporation and various state securities commissions and with respect to public finance activities the Municipal Securities Rulemaking Board.

         Both Commerce Insurance and Commerce Capital Markets are also subject to various state laws and regulations in which they do business. These laws and regulations are primarily intended to benefit clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in business for specific periods, censures and fines.

         THE RULES GOVERNING THE REGULATION OF FINANCIAL SERVICES INSTITUTIONS AND THEIR HOLDING COMPANIES ARE VERY DETAILED AND TECHNICAL. ACCORDINGLY, THE ABOVE DISCUSSION IS GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE OR TO DESCRIBE ALL OF THE LAWS AND REGULATIONS THAT APPLY TO CBH AND ITS SUBSIDIARIES.

                         DESCRIPTION OF DEBT SECURITIES

          We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and The Bank of New York, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and The Bank of New York, as subordinated indenture trustee. A copy of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

         The senior debt securities may or may not be unsecured and may or may not rank equally with all of our other future senior unsecured indebtedness, if any. The subordinated debt securities may or may not be unsecured and may or may not be subordinated to all of our existing and future senior indebtedness, if any, and other financial obligations, as described under "Subordinated Debt Securities--Subordination" beginning on page [ ] of this prospectus.

         The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

         The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which our subsidiaries or we may issue, including indebtedness which may rank senior to the debt securities. In this regard, nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

         We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including, if applicable:

            o           the title, CUSIP Number, and series designation;

            o the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

            o the principal amount payable, whether at maturity or upon earlier acceleration;

            o whether the principal maturity consideration or interest amounts payable will be determined with reference to an index, formula or other method which may be calculated, by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked and the methods by which such amounts are determined;

            o whether the debt securities will be issued as original issue discount securities (as defined below);

            o the date or dates on which the principal of the debt securities is payable;

            o any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

            o           the date from which any interest will accrue;

            o           any interest payment dates;

            o whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination if different from that summarized in this prospectus;

            o           the stated maturity date;

            o whether the debt securities are to be issued in global form, the identify of the depository and the manner in which interest will be paid;

            o           any sinking fund requirements;

            o the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

            o any provisions for redemption, the redemption price and any remarketing arrangements;

            o           the minimum denominations;

            o whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

            o           the identity of the exchange agent, if any;

            o any restrictions on the offer, sale and delivery of the debt securities;

            o           information with respect to book-entry procedures;

            o the place or places where payments on the debt securities will be made and may be presented for registration of transfer or exchange;

            o whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

            o whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as "maturity consideration";

            o the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

            o any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

         The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

         Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

         You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

 Registration and Transfer

         Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

         No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

         We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

         Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

         Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities:

            o default in the payment of any principal or premium on senior debt securities when due;

            o default in the payment of any interest on senior debt securities when due, which continues for 30 days;

            o default in the delivery or payment of the maturity consideration on senior debt securities when due;

            o default in the deposit of any sinking fund payment on senior debt securities when due;

            o default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

            o default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (i.e. a bank subsidiary that has total assets equal to 50% or more of our assets), whether currently existing or created in the future, as a result of which indebtedness of CBH or such principal constituent bank in excess of $5,000,000 aggregate principal amount shall be or become due and payable prior to the date it would have otherwise become due and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

            o specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

            o any other event of default provided with respect to senior debt securities of any series.

         If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

         Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

            o specified events in bankruptcy, insolvency or reorganization; and

            o with respect to a particular series of subordinated debt securities any other event of default provided with respect to that series.

         If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

         If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

            o any event of default with respect to subordinated debt securities of that series;

            o default in the payment of any principal or premium on subordinated debt securities of that series when due;

            o default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

            o default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

            o default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

            o any other default provided with respect to subordinated debt securities of that series.

         At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

         The holders of a majority in principal amount or aggregate issue price, as applicable, of the outstanding debt securities of any series may waive any default with respect to that series that has not been cured and, except a default:

            o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

            o in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

         The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that such direction:

            o is not in conflict with any rule of law or the applicable indenture;

            o may not be unjustly prejudicial to the right of the holders of a series not taking part in such direction; and

            o           will not expose the trustee to personal liability.

         Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction. Additionally, the indenture trustee has the right to decline to follow any direction if the indenture trustee determines, in good faith, that proceeding in accordance with the direction would involve the indenture trustee in personal liability.

         A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

            o that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

            o the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

            o during the 60 day period beginning on the date the trustee receives notice, the indenture trustee has not received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

            o the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

         We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

         Unless otherwise indicated in the applicable indenture supplement, CBH and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

            o change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

            o reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

            o reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

            o change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

            o impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

            o reduce the percentage in principal amount or, under certain circumstances, issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

            o make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

            o reduce the percentage in principal amount or, under certain circumstances, issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

         The holders of at least a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except with respect to:

            o the payment or delivery of the principal (or premium, if any), maturity consideration or interest on any security of such series; or

            o any covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding security of that series.

         Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

            o           to evidence the succession of another person to CBH;

            o to add to our covenants for the benefit of the holders of all or any series of securities;

            o           to add events of default;

            o to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

            o to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

            o to establish the form or terms of debt securities of any series;

            o to evidence and provide for the acceptance of appointment by a successor indenture trustee;

            o to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

            o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

            o to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

         Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

            o the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

                        (1) pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

                        (2) perform and observe all of our other obligations under the indentures.

            o we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

            o we deliver an officer's certificate and an opinion of counsel to the trustee which state that we have complied with all necessary conditions.

         Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Governing Law

         Unless otherwise provided in the prospectus supplement, the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustee

         The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

         The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

         The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

         If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

         We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

                             SENIOR DEBT SECURITIES

         The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

         The senior indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior debt securities may describe certain restrictive covenants, if any, to which we may be bound under the senior indenture.

Defeasance

         We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

         (1) depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

            - in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

            - in the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

            - a combination of money and U.S. government obligations or foreign government obligations, as applicable;

         (2) delivering:

            - an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences solely as a result of that deposit and termination;

            - if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

            -           an opinion of counsel as to certain other matters;

            - officers' certificates certifying as to compliance with the senior indenture and other matters; and

         (3) paying all amounts due under the senior indenture.

         Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

                          SUBORDINATED DEBT SECURITIES

         The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

         The subordinated debt securities will be subordinated in right of payment to all "senior indebtedness," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

         If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

         In addition, we may make no payment on the subordinated debt securities in the event:

            o there is a default in any payment or delivery with respect to any senior indebtedness; or

            o there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

         By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior indebtedness" is defined in the subordinated indenture as the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

         (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of CBH for borrowed money (including obligations of CBH in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of CBH or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business;

         (2) all obligations and liabilities (contingent or otherwise) in respect of leases of CBH required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of CBH;

         (3) all direct or indirect guaranties or similar agreements by CBH in respect of, and obligations or liabilities (contingent or otherwise) of CBH to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

         (4) any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

         "Senior Indebtedness" does not include:

            o any indebtedness in which the instrument or instruments evidencing or securing the same or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the securities or expressly provides that such Indebtedness is pari passu or junior to the securities; or

            o trade accounts payable in the ordinary course of business.

         The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

         The subordinated debt securities will rank equally in right of payment with each other.

         The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

         The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

                          DESCRIPTION OF CAPITAL STOCK

         The following statements are summaries of certain provisions of CBH's restated certificate of incorporation and are qualified in their entirety by reference to the complete text of CBH's restated certificate of incorporation.

Authorized Capital

         The authorized capital stock of CBH consists of 150,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value.

         Under CBH's certificate of incorporation, the CBH board of directors is authorized, without further shareholder action, to provide for the issuance of the preferred stock in one or more series, with such designations, number of shares, relative rights, preferences and limitations as shall be set forth in resolutions providing for the issuance thereof adopted by the CBH board of directors.

Description of Common Stock

         As of June 30, 2003, there were 69,634,321 shares of CBH common stock outstanding held by approximately 52,000 shareholders of record.

         The rights, preferences and privileges of holders of CBH common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which CBH may designate and issue in the future.

         Voting Rights. Holders of CBH common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

         Dividends. Holders of CBH common stock are entitled to receive ratably dividends, if any, as may be declared by the CBH board of directors out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock.

         Liquidation. Upon the liquidation, dissolution or winding up of CBH, the holders of CBH common stock are entitled to receive ratably the net assets of CBH available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

         Preemptive Rights. Holders of CBH common stock have no preemptive, subscription, redemption or conversion rights.

         Transfer Agent and Registrar. The transfer agent and registrar for the CBH's common stock is Mellon Investor Services.

Description of Preferred Stock

         CBH may issue preferred stock, from time to time, with such preferences, voting rights and conversion rights as CBH's board of directors, without further approval by the shareholders, may determine by duly adopted resolution.

         The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of CBH. As of June 30, 2003 there were no shares of CBH preferred stock issued and outstanding.

"Anti-Takeover" Provisions and Management Implications

         CBH's Certificate of Incorporation

         CBH's restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of the outstanding capital stock of CBH entitled to vote on the following transactions in order to permit the consummation of any of the following transactions:

            o any merger or consolidation of CBH with or into any other corporation; or

            o any sale, lease, exchange or other disposition of all of the assets of CBH to or with any other corporation, person or other entity.

         The 80% voting requirement would not, however, apply to any transaction approved by CBH's board of directors prior to the consummation of the transaction.

         CBH's restated certificate of incorporation also provides for the issuance of up to 10,000,000 shares of preferred stock; the rights, preferences and limitations of which may be determined by the board of directors of CBH. Issuance of CBH preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to secure a majority of CBH's outstanding voting stock. The authority of CBH's board of directors to issue CBH preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable CBH's board of directors to prevent a change of control despite a shift in ownership of CBH common stock. In addition, CBH's board of directors' authority to issue additional shares of CBH common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

         The provisions in CBH's restated certificate of incorporation relating to the 80% voting requirements and issuance of CBH preferred stock may have the effect not only of discouraging tender offers or other stock acquisitions but also of deterring existing shareholders from making management changes.

         These provisions may enhance the possibility that a potential bidder for control of CBH will be required to act through arms-length negotiation with respect to such major transactions, such as a merger, consolidation or purchase of substantially all of the assets of CBH. These provisions may also have the effect of discouraging tender offers or other stock acquisitions, giving management of CBH the power to reject certain transactions which might be desired by the owners of a majority of CBH's voting securities. These provisions could also be deemed to benefit incumbent management to the extent they deter such offers by persons who would wish to make changes in management or exercise control over management. CBH's board of directors does not presently know of a third party that plans to make an offer to acquire CBH through a tender proposal offer, merger or purchase of substantially all the assets of CBH.

         Banking Regulations

         The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless that FRB has been given 60 days prior written notice of the proposed acquisition and within that time period the FRB has not issued a notice:

            o           disapproving the proposed acquisition, or

            o extending for up to another 30 days the period during which a disapproval may be issued; or

            o unless the acquisition is subject to FRB approval under the Bank Holding Company Act of 1956, referred to as the BHCA.

An acquisition may be made prior to the expiration of the disapproval period if the FRB issues written notice of its intent not to disapprove the action. Under a rebuttal presumption established by the FRB, the acquisition of more than ten percent of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as CBH, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

         In addition, any "company" would be required to obtain the approval of the FRB under the BHCA before acquiring 25 percent, five percent in the case of an acquiror that is a bank holding company, or more of the outstanding shares of CBH common stock, or otherwise obtaining "control" over CBH. Under the BHCA, "control" generally means:

            o the ownership control or power to vote 25 percent or more of any class of voting securities of the banking holding company,

            o the ability to elect a majority of the bank holding company's directors, or

            o the ability otherwise to exercise a controlling influence over the management and policies of the bank holding company.

         New Jersey Corporate Law

         The New Jersey Business Corporation Act, referred to as the NJBCA, restricts the transactions in which a publicly held corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey, referred to as a resident domestic corporation can engage. For example, the NJBCA provides that no resident domestic corporation may engage in a "business combination," as defined in the NJBCA, with an "interested shareholder" of the corporation for a period of five years following the interested shareholder's stock acquisition, unless the business combination is approved by the board of directors of the corporation prior to the interested shareholder's stock acquisition. An interested shareholder is a beneficial owner of ten percent or more of the voting power of a corporation.

         In addition, the NJBCA provides that no resident domestic corporation may engage, at any time, in any business combination with any interested shareholders of the corporation other than:

            o a business combination approved by the board of directors of the corporation prior to the interested shareholder's stock acquisition;

            o a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that interested shareholder at a meeting called for such purpose; or

            o a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by that interested shareholder

         CBH cannot opt-out of the foregoing provisions of the NJBCA.

         The NJBCA allows the directors of a New Jersey corporation to look at various factors in considering a proposal or offer to acquire the corporation. Specifically, the NJBCA provides that a director of a New Jersey corporation in evaluating a proposal or offer to acquire the corporation may consider any of the following:

            o the effects of the action on the corporation's employees, suppliers, creditors and customers;

            o the effects of the action on the community in which the corporation operates; and

            o the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

         If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation it may reject such proposal or offer, in which event the board of directors will have no duty to facilitate, remove any obstacles to, or refrain from impending, such proposal or offer.

         The existence of the foregoing provisions could:

            o result in CBH being less attractive to a potential acquiror; and

            o result in CBH's shareholders receiving less for their shares of CBH common stock than otherwise might be available in the event of a takeover attempt.

Payment of Dividends

         It is the present intention of CBH's board of directors to pay quarterly cash dividends on CBH's common stock. However, the declaration and payment of future dividends will be subject to determination and declaration by the board of directors, which will consider the following:

            o           the earnings;

            o           the financial condition;

            o           the regulatory requirements; and

            o           the capital needs of CBH.

         Subject to the preferences, limitations and relative rights as may be fixed for any series of CBH preferred stock that may be issued, holders of CBH common stock are entitled to receive dividends, when, as and if declared by the board of directors out of legally available funds.

         CBH is a legal entity separate and distinct from its banking and other subsidiaries. Under the NJBCA, a corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after paying dividends or acquiring its own stock:

            o the corporation would be unable to pay its debts as they become due in the usual course of its business; or

            o its assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution.

         Cash available for dividend distributions to the holders of CBH's common stock and preferred stock must initially come primarily from dividends paid to CBH by Commerce NJ, Commerce Delaware, Commerce PA, Commerce North and Commerce Shore. Accordingly, restrictions on Commerce NJ's, Commerce Delaware's, Commerce PA's, Commerce North's and Commerce Shore's cash dividend payments directly affect the payment of cash dividends by CBH.

         Commerce NJ, Commerce Delaware, Commerce PA and Commerce Shore, as national banks, are subject to certain limitations on the amount of cash dividends that they can pay, without the prior approval of the Office of the Comptroller of the Currency, referred to as the OCC. The prior approval of the OCC is required if the total of all cash dividends declared by a national bank in any calendar year will exceed the sum of the bank's net profits, as defined by statute, for that year combined with the retained net profits for the preceding two calendar years, less any required transfers to surplus.

         Commerce North, as a New Jersey State Bank, is also subject to certain limitations on the amount of cash dividends that it can pay. No dividends may be paid by Commerce North unless, following the payment of the dividend, the capital stock of Commerce North is unimpaired and either:

            o Commerce North will have a surplus of not less than 50% of its capital stock; or

            o the payment of the dividend will not reduce the surplus of Commerce North,

         In addition, the OCC and the Federal Deposit Insurance Corporation have authority to prohibit banks from engaging in what in their opinion constitutes an unsafe or unsound practice in conducting their businesses. The payment of cash dividends could, depending upon the financial condition of the bank involved, be considered an unsafe or unsound practice.

                             DESCRIPTION OF WARRANTS

          We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

         The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

            o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

            o the currency or currency units in which the offering price, if any, and the exercise price are payable;

            o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

            o           any applicable anti-dilution provisions;

            o           any applicable redemption or call provisions;

            o the circumstances under which the warrant exercise price may be adjusted;

            o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

            o any applicable material United States federal income tax consequences;

            o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

            o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

            o the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

            o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

            o if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

            o if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

            o the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

            o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

            o information with respect to book-entry procedures, if any;

            o           the antidilution provisions of the warrants, if any;

            o           any redemption or call provisions;

            o whether the warrants are to be sold separately or with other securities as parts of units; and

            o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.



                              ERISA CONSIDERATIONS

General

         The following is a summary of certain considerations associated with the purchase of securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement arrangement under Section 408 of the Code and a "Keogh" plan, a plan (such as a governmental, church or non-U.S. plan) subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and any entity of which the underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

         ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties or disqualified persons. Generally, a person who exercises discretionary authority or control with respect to the assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan.

         In evaluating the purchase of securities with assets of a Plan, a fiduciary should consider, among other matters:

            o whether the acquisition and holding of securities is in accordance with the documents and instruments governing such Plan;

            o whether the acquisition and holding of securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the applicable requirements of ERISA, the Code or any Similar Laws including, in particular, any diversification, prudence and liquidity requirements;

            o whether the assets of the trust are treated as assets of the Plan; and

            o           the need to value the assets of the Plan annually.

         Any insurance company proposing to invest assets of its general account in securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the

U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Plan Assets Regulation

         Under a Department of Labor regulation (29 C.F.R. Sec. 2510.3-101, the "Plan Assets Regulation") governing what constitutes the assets of a Plan for purposes of ERISA and the related prohibited transaction provisions of the Code, when an ERISA Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of each class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including Keogh plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Assets Regulation (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Assets Regulation). The DOL has stated that, in its view, for purposes of determining whether equity participation in an entity by benefit plan investors is "significant" within the meaning of the significant participation test contained within the Plan Assets Regulation, only the proportion of an insurance company general account's equity investment in the entity that represents plan assets should be taken into account and, therefore, the proportion of that investment that represents plan assets would equal the proportion of the insurance company general account as a whole that constitutes plan assets (59 FR 43134, 43136).

         For purposes of the Plan Assets Regulation, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934. A class of securities is "widely held" if, as a class of securities, it is owned by 100 or more investors which are independent of the issuer and of one another. A class of securities will not fail to be widely held solely because, subsequent to the initial offering, the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

         If the assets of the trust were deemed to be plan assets under ERISA, this could result, among other things, in:

            o the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust;

            o the possibility that certain transactions in which the trust might seek to engage could result in a non-exempt " prohibited transaction" under ERISA and/or the Code; and

            o the possibility that an investment by an ERISA Plan in the securities would, in effect, be considered for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding junior subordinated convertible debentures and an ongoing loan to CBH.

         It is anticipated that the securities will satisfy the definition of "publicly offered security". In such case, the underlying assets of the trust shall not be deemed plan assets for purposes of Plan Assets Regulations. The above notwithstanding, no representation is made by the CBH or any other person associated with the sale of securities with regard to whether the underlying assets are "plan assets" as defined in the Plan Asset Regulations.


Prohibited Transactions

         Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

         Whether or not the trust's underlying assets were deemed to include plan assets as described above, the acquisition and/or holding of the securities by an ERISA Plan with respect to which CBH, the initial purchasers of the securities or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in securities, any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the securities, or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in securities include the following:

            o Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

            o PTCE 91-38, regarding investments by bank collective investment funds;

            o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

            o PTCE 96-23, regarding transactions effected by in-house asset managers; and

            o PTCE 95-60, regarding investments by insurance company general accounts.

         Governmental plans, non-U.S. plans and certain church plans while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code may nevertheless be subject to Similar

Laws which may affect their investment in securities. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the securities should consult with its counsel before purchasing securities to consider the applicable fiduciary standards and to determine the need for, and the availability, if necessary, of any exemptive relief under such Similar Laws.

         Because of the foregoing, the securities should not be purchased or held by any person investing Plan Assets of any Plan unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws.

         Accordingly, by its acquisition of securities, each purchaser and subsequent transferee of the securities shall be deemed to be making a representation to the trust and CBH either that: (i) it is not a Plan and no part of the assets to be used by it to acquire and/or hold such securities or any interest therein directly or indirectly constitutes plan assets of any Plan or (ii) such acquisition and holding will not result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code (or a violation under Similar
Laws) for which there is no applicable statutory or administrative exemption.

         In the case of securities delivered in certificated form, the purchaser and subsequent transferees will be required to make such representation, in writing, to among others, CBH.

         The discussion of ERISA and the Code in this prospectus is general in nature and is not intended to be all inclusive. Any person considering an investment in securities on behalf of a Plan should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan can make the representations noted above.

         Further, the sale of investments to Plans is in no respect a representation by CBH or any other person associated with the sale of the securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

                              PLAN OF DISTRIBUTION

         We may sell securities:

            o to the public through an underwriter, or a group of underwriters managed or co-managed by one or more underwriters or through dealers, on either a firm-commitment or best efforts basis;

            o           through one or more agents; or

            o           directly to purchasers.

         The distribution of the securities may be effected from time to time in one or more transactions:

            o at a fixed price, or prices which may be changed from time to time;

            o           at market prices prevailing at the time of sale;

            o           at prices related to those prevailing market prices; or

            o           at negotiated prices.

         A prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. Offers or sales of our securities may include secondary market transactions by affiliates of CBH.

         The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

            o the name or names of any agents, dealers or underwriters;

            o           the public offering or purchase price;

            o the terms of any underwriting, sale or similar agreement entered in connection with the distribution;

            o any discounts and commissions to be allowed or paid to the agents or underwriters;

            o           all other items constituting underwriting compensation;

            o any discounts, concessions and/or commissions to be allowed or paid to dealers; and

            o           any exchanges on which the securities will be listed.

         We may agree to enter into an agreement to indemnify the agents, dealers and/or the underwriters, as the case may be, against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments such persons may be required to make.

         If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

            o the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

            o if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

         To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, stabilizing bids, effecting syndicated covering transactions and reclaiming selling concessions allowed to an underwriter or a dealer. The underwriters would not be required to conduct any of these activities and could discontinue them at any time. Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. Any such underwriter will be under no obligation to continue any such transactions, which could discontinue at any time. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

         Certain of the underwriters, dealers or agents, and their respective associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Matters relating to the validity of our unsecured debt securities, shares of our common stock, shares of our preferred stock and warrants to purchase other securities will be passed upon on behalf of CBH by Blank Rome LLP, Philadelphia, Pennsylvania, Cherry Hill, New Jersey, Wilmington, Delaware and New York, New York. Jack R Bershad, a retired partner in Blank Rome LLP is a director of CBH, Commerce NJ, and Commerce PA. Mr. Bershad and other partners of Blank Rome LLP are shareholders of CBH.

                              INDEPENDENT AUDITORS

          The consolidated financial statements of CBH as of December 31, 2002 and December 31, 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus and registration statement and audited by Ernst & Young LLP, independent auditors, have been included in reliance on their report given on their authority as experts in accounting and auditing.

________________________________________________________________________________


                                     [Logo]


                             Commerce Bancorp, Inc.

                             _____________________

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants



                                   Prospectus
                                    [ ], 2003
                             _____________________


________________________________________________________________________________

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED August 8, 2003
PROSPECTUS
                           Commerce Capital Trust III

                            Commerce Capital Trust IV

                            Commerce Capital Trust V

                              Preferred Securities

    fully and unconditionally guaranteed to the extent described in this prospectus and the accompanying prospectus supplement by, and, if and to the extent specified in the accompanying prospectus supplement, convertible into the common stock of:



                                     [LOGO]

                             Commerce Bancorp, Inc.

                                [GRAPHIC OMITTED]

                                   The Trusts

         Each of the trusts is a Delaware statutory trust. Each trust may:

            o sell preferred securities representing undivided beneficial interests in the trust to the public;

            o sell common securities representing undivided beneficial interests in the trust to Commerce Bancorp, Inc.;

            o use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of Commerce Bancorp, Inc.; and

            o distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust's preferred and common securities.

                              Preferred Securities


            o Each preferred security represents an undivided beneficial interest in the assets of the related trust. The assets of the trust will consist solely of the junior subordinated debentures acquired with the proceeds of the preferred securities.

                                  Distributions

            o For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                         Commerce Bancorp, Inc. Guaranty

            o Commerce Bancorp, Inc. will fully and unconditionally guarantee the payment by each trust of the preferred securities in the manner as described in this prospectus.

                                   Conversion

            o If and to the extent specified in the related prospectus supplement, the preferred securities may be convertible on or after issuance, at the option of the holder, into Commerce Bancorp, Inc. common stock, at a conversion ratio and on other terms as may be set forth in the prospectus supplement for each such preferred security. Commerce Bancorp, Inc. common stock trades on the New York Stock Exchange under the symbol "CBH."

         This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of preferred securities offered by a trust, you should carefully read this prospectus together with the applicable prospectus supplement to determine the specific terms of the preferred securities.

         These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         For a discussion of the material risks that you should consider, see "Risk Factors" beginning on page 4.

         This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

                          ___________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                         _______________________________



                    The date of this prospectus is [          ], 2003.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the securities we are offering in up to three separate documents that progressively provide more detail:

            o this prospectus, which provides general information, some of which may not apply to your securities;

            o the accompanying prospectus supplement, which describes the specific terms of your securities; and

            o if necessary, a pricing supplement, which describes the specific terms of your securities.

         If terms vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information as controlling in the following order of priority:

            o           the pricing supplement, if any;

            o           the prospectus supplement; and

            o           the prospectus.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                         ______________________________

         Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.....................................................2


WHERE YOU CAN FIND MORE INFORMATION.......................................2


RISK FACTORS..............................................................4


FORWARD-LOOKING STATEMENTS...............................................10


COMMERCE BANCORP, INC....................................................11


THE TRUSTS...............................................................13


CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES.........................14


USE OF PROCEEDS..........................................................15


SUPERVISION AND REGULATION...............................................15


DESCRIPTION OF THE PREFERRED SECURITIES..................................17


DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES.......................22


DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES........................26


EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES
AND THE PREFERRED SECURITIES GUARANTEES..................................32


ERISA CONSIDERATIONS.....................................................34


PLAN OF DISTRIBUTION.....................................................37


LEGAL MATTERS............................................................39


INDEPENDENT AUDITORS.....................................................39

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the preferred securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "CBH," "we," "us," "our" or similar references mean Commerce Bancorp, Inc. and references to the "banks" means our subsidiaries: Commerce Bank, N.A., Commerce Bank/Pennsylvania, N.A., Commerce Bank/Shore, N.A., Commerce Bank/Delaware, N.A., and Commerce Bank/North.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933, referred to as the "Securities Act," that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act."

         You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                             The Woolworth Building
                                  233 Broadway
                            New York, New York 10279

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file or have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.



        SEC Filings                                       Period or Date (as applicable)
        -----------                                       --------------------------------

Annual Report on Form 10-K                                 Year ended December 31, 2002, as filed on
                                                           March 31, 2003

Quarterly Reports on Form 10-Q                             Quarter ended March 31, 2003, as filed on May 15, 2003.

Current Reports on Form 8-K                                Filed on July 15, 2003
                                                           Filed on April 29, 2003
                                                           Filed on April 11, 2003

Proxy Statement for the Annual Meeting of Shareholders     Filed on April 21, 2003

The description of CBH common stock set forth in the       Filed on August [  ], 2003
registration statement on Form S-3 (No. 333-_____) and
any amendment or report filed with the SEC for the
purpose of updating this description.




         In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 or 12 of Form 8-K), as well as proxy statements.

         The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

                          ____________________________

         You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                             Commerce Bancorp, Inc.
                              Shareholder Relations
                               1701 Route 70 East
                           Cherry Hill, NJ 08034-5400
                                 (856) 751-9000

         In addition, we maintain a corporate website, www.commerceonline.com. We make available, on our website (through a link to the SEC's website referred to above), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. This reference to our website is for the convenience of shareholders as required by the Securities and Exchange Commission and shall not be deemed to incorporate any information on the website into this Registration Statement.

         We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

         We have not included separate financial statements for each of the trusts described in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

            o all of the voting securities of each of the trusts will be owned, directly or indirectly, by CBH, a reporting company under the Exchange Act;

            o the trusts have no independent assets, operations, revenues or cash flows and exist for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by CBH;

            o CBH's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

            o           the trusts do not file reports with the SEC.

                                  RISK FACTORS

         Before purchasing any securities, you should read carefully this prospectus, any prospectus supplement and any documents incorporated by reference and pay special attention to the following risk factors in addition to any risk factors highlighted in the prospectus supplement. These are not the only risks and uncertainties we face. Additional risks and uncertainties which we currently consider immaterial or which are not yet known to us could also adversely affect us.

         Because the trusts will rely on the payments it receives on the junior subordinated debentures to fund all payments on the preferred securities, and because the trusts may distribute the junior subordinated debentures in exchange for the preferred securities, you are making an investment regarding the junior subordinated debentures as well as the preferred securities. You should carefully review the information in this prospectus about the preferred securities, the junior subordinated debentures and the CBH guarantees. Additionally, if the preferred securities are convertible into CBH's common stock as described in the prospectus supplement, you may also be making an investment decision with regard to CBH's common stock and should also carefully review information included or incorporated by reference into this prospectus and the prospectus supplement about our business and common stock.

Risks Related to an Investment in the Preferred Securities

CBH's obligations under the guarantees and the junior subordinated debentures are subordinated to its senior indebtedness.

         CBH's obligations under the junior subordinated debentures and the guarantees are unsecured and rank junior in priority of payment to all of CBH's present and future senior indebtedness, as described elsewhere in this prospectus.

         This means that CBH cannot make any payments under the guarantees or the junior subordinated debentures if it defaults on payments of any of its senior indebtedness. In addition, if the maturity of the junior subordinated debentures is accelerated, CBH cannot make any payments under the guarantees or the junior subordinated debentures until all of its senior indebtedness is paid in full. Finally, if CBH liquidates, declares bankruptcy or dissolves, CBH would be able to make payments under the guarantees and the junior subordinated debentures only after it has paid all of its liabilities that are senior to the guarantees. At June 30, 2003, CBH had approximately $200 million in indebtedness (holding company only).

         In addition, because CBH is a holding company, its right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that CBH may itself be a creditor of that subsidiary). As a result, the preferred securities are effectively subordinated to all existing and future liabilities of CBH's subsidiaries, including bank deposits. At June 30, 2003, CBH's subsidiaries had total liabilities, including deposits, of approximately $18.5 billion.

         The preferred securities, the guarantees, the junior subordinated debentures and the indentures do not limit CBH's ability to incur additional debt, including senior indebtedness.

CBH's ability to make payments to the trusts or on the guarantees depends upon the ability of its bank subsidiaries to pay dividends or make other payments to it, and these are subject to regulatory limitations.

         CBH is a holding company which is a separate and distinct legal entity from its subsidiaries. CBH's revenues (on a parent company only basis) result in substantial part from dividends paid to CBH by its subsidiaries. Payments of dividends to CBH by its bank subsidiaries, without prior regulatory approval, are subject to regulatory limitations. See "Supervision and Regulation."

         In addition to regulatory restrictions on the payment of dividends, CBH's bank subsidiaries are subject to restrictions imposed by federal law on any extensions of credit they make to their affiliates and on investments in stock or other securities of their affiliates. These restrictions prevent affiliates of the banks, including CBH, from borrowing from the banks, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of a bank's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of a bank's capital stock and surplus.

CBH could defer interest payments on the junior subordinated debentures, causing your distributions under the preferred securities to be deferred, which will have adverse tax consequences to you and may affect the market price of the preferred securities.

         If so provided in the prospectus supplement, CBH may have the right to defer interest payments on the junior subordinated debentures. If CBH defers interest payments, the trust will defer paying distributions to you on your preferred securities during the deferral period. If CBH exercises its right to defer payments of interest on the junior subordinated debentures, you will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to your preferred securities for federal income tax purposes. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash. These accrued but unpaid distributions will increase your tax basis in the preferred securities. Furthermore, if you sell your preferred securities prior to the record date for the deferred distribution payment, you will never receive from CBH or the trust the cash related to this interest income and your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you would otherwise realize on the sale. A capital loss generally cannot be applied to offset ordinary income.

         If CBH has the right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other securities that are not subject to such deferral options.

The guarantees cover payments only if the related trust has cash available to make payments to holders of preferred securities, which the trust may not have.

         The ability of the trusts to pay scheduled distributions on the preferred securities, the redemption price, if any, of the preferred securities and the liquidation amount of the preferred securities is solely dependent upon CBH making the related payments on the junior subordinated debentures to the related trust when due. The guarantees only apply when the related trust has the cash to make a distribution but fails to do so. If CBH defaults in payments on the junior subordinated debentures, the trust will not have sufficient cash to make payments on the preferred securities. In those circumstances, holders of preferred securities will not be able to rely upon the guarantees for payment of these amounts. Instead, holders of preferred securities must rely solely on the property trustee to enforce the trust's rights under the junior subordinated debentures or may directly sue CBH to collect their pro rata share of payments owed.

Distribution of junior subordinated debentures by the trust may be taxable and may depress trading prices to a price below the price that you paid for the preferred securities.

         Unless otherwise specified in the related prospectus supplement, CBH has the right to dissolve a trust at any time. If CBH dissolves a trust, that trust will be liquidated, if possible, by distribution of the junior subordinated debentures to holders of the preferred securities and the common securities after satisfaction of liabilities to creditors of the trust.

         Your investment in the preferred securities may decrease in value if the junior subordinated debentures are distributed to you upon a liquidation of the trust. CBH cannot predict the liquidity of the market or market prices, if any, for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the preferred securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the preferred securities.

CBH controls the trusts and holders of preferred securities have limited voting rights.

         As a holder of preferred securities, you will have limited voting rights. You can vote only to modify specified terms of the preferred securities, or direct the exercise of the trust's rights as holder of the junior subordinated debentures, or on the removal of the property trustees and Delaware trustees of the trusts upon a limited number of events.

         As the sole holder of the common securities of the trusts, CBH can replace or remove the property trustees and the Delaware trustees, unless there is a debenture event of default.

         If an event of default exists, the property trustees and the Delaware trustees may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in CBH as the holder of all of the common securities.

         Unless and until you exercise your right to convert your preferred securities into shares of CBH common stock, if applicable, you will not have any voting rights with respect to any matters submitted to a vote of CBH's common shareholders.

The preferred securities may be redeemed prior to their maturity date and you may not be able to reinvest the proceeds from the redemption at the same or a higher rate of return.

         Unless otherwise provided in the prospectus supplement, CBH has the right, subject to receipt of any necessary regulatory approval, to redeem the junior subordinated debentures (and therefore the preferred securities) in whole or in part at a price equal to 100% of their principal amount plus any accrued and unpaid interest. If CBH redeems the junior subordinated debentures, the trust must use the redemption price it receives to redeem the preferred securities. You may not be able to reinvest the proceeds of the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

         The indentures for the junior subordinated debentures impose only limited restrictive covenants on CBH which may not protect your investment in the event that CBH experiences financial difficulties or a change in control.

         The covenants in the governing documents relating to the preferred securities and the junior subordinated debentures are extremely limited. In particular, the junior subordinated debentures do not contain covenants that limit CBH's ability to incur additional senior indebtedness or to pay dividends on or repurchase its capital stock (except during a deferral period), nor do they contain provisions permitting holders of the preferred securities to require the repurchase of their securities in the event of a change in control of CBH or a decline in its credit rating. As a result, the governing documents do not fully protect you in the event of an adverse change in CBH's financial condition or results of operations or if CBH experiences a change in control.

Risks Related to CBH

We plan to continue to grow rapidly and there are risks associated with rapid growth.

         We intend to continue to rapidly expand our business and operations. In particular, we intend to use proceeds of the securities covered by this prospectus to support continued branch office expansion and anticipated increases in our deposits and loans. Our ability to manage growth successfully will depend on our ability to attract qualified personnel and maintain cost controls and asset quality while attracting additional loans and deposits on favorable terms, as well as on factors beyond our control, such as economic conditions and interest rate trends. If we grow too quickly and are not able to attract qualified personnel, control costs and maintain asset quality, this continued rapid growth could materially adversely affect our financial performance.

If we do not adjust to rapid changes in the financial services industry, our financial performance may suffer.

         Our ability to maintain our history of strong financial performance and return on investment to shareholders may depend in part on our ability to expand our scope of available financial services as needed to meet the needs and demands of our customers. Our business model focuses on using superior customer service to provide traditional banking services to a growing customer base. However, we operate in an increasingly competitive environment in which our competitors now include securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that we have not been able or allowed to offer to our customers in the past. This increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. We cannot assure you that we will be able to continue to compete successfully in this environment without expanding the scope of financial services we provide, or that if we need to expand the scope of services that we provide, that we will be able to do so successfully.

Our future success will depend on our ability to compete effectively in a highly competitive market and geographic area.

         We face substantial competition in all phases of our operations from a variety of different competitors. We encounter competition from commercial banks, savings and loan associations, mutual savings banks and other financial institutions. Our competitors, including credit unions, consumer finance companies, factors, insurance companies and money market mutual funds, compete with lending and deposit-gathering services offered by us. There is very strong competition for financial services in the Philadelphia, New Jersey, Delaware and New York areas in which we conduct our businesses. This geographic area includes offices of many of the largest financial institutions in the world. Many of those competing institutions have much greater financial and marketing resources than we have. Due to their size, many competitors can achieve larger economies of scale and as a result may offer a broader range of products and services than us. If we are unable to offer competitive products and services, our earnings may be negatively affected.

         Some of the financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on bank holding companies and federally insured financial institutions. As a result, these nonbank competitors have certain advantages over us in accessing funding and in providing various services. The banking business in our primary market area is very competitive, and the level of competition facing us may increase further, which may limit our asset growth and profitability.

Our operations are concentrated in the New Jersey, Southeastern Pennsylvania, Metropolitan New York and Delaware market areas.

         Economic conditions either nationally or locally in areas in which our operations are concentrated may be less favorable than expected. Deterioration in local, regional, national or global economic conditions could result in, among other things, an increase in loan delinquencies, a decrease in property values, a change in housing turnover rate or a reduction in the level of bank deposits. Particularly, a weakening of the real estate or employment market in our primary market areas could result in an increase in the number of borrowers who default on their loans and a reduction in the value of the collateral securing their loans, which in turn could have an adverse effect on our profitability. Substantially all of our real estate loans are collateralized by properties located in these market areas, and substantially all of our loans are made to borrowers who live in and conduct business in these market areas. Any material economic deterioration in these market areas could have an adverse impact on our profitability.

Changes in interest rates could reduce our income and cash flows.

         Our income and cash flows and the value of our assets and liabilities depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, in particular, the Board of Governors of the Federal Reserve System ("FRB"). Changes in monetary policy, including changes in interest rates, will influence the origination of loans and investment securities and the amounts paid on deposits. If the rate of interest we pay on our deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Our earnings could also be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and other borrowings.

Future governmental regulation and legislation could limit our future growth.

         We are subject to extensive state and federal regulation, supervision, and legislation which govern almost all aspects of our operations. See "Supervision and Regulation" below. These laws may change from time to time and are primarily intended for the protection of customers, depositors, and the deposit insurance funds. The impact of any changes to these laws may negatively impact our ability to expand our services and to increase the value of our business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to our investors and shareholders.

We are required to maintain an allowance for loan losses. These reserves are based on management's judgment and may have to be adjusted in the future. Any adjustment to the allowance for loan losses, whether due to regulatory changes, economic conditions or other factors, may affect our financial condition and earnings.

         We maintain an allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb losses inherent in the loan portfolio. In conjunction with an internal loan review function that operates independently of the lending function, management monitors the loan portfolio to identify risks on a timely basis so that an appropriate allowance can be maintained. Based on an evaluation of the loan portfolio, management presents a quarterly review of the loan loss reserve to the Board of Directors, indicating any changes in the reserve since the last review and any recommendations as to adjustments in the reserve. In making its evaluation, in addition to the factors discussed below, management considers the results of recent regulatory examinations, which typically include a review of the allowance for loan losses as an integral part of the examination process.

         In establishing the allowance, management evaluates individual large classified loans and nonaccrual loans, and determines an aggregate reserve for those loans based on that review. An allowance for the remainder of the loan portfolio is also determined based on historical loss experience within the components of the portfolio. These allocations may be modified if current conditions indicate that loan losses may differ from historical experience, based on economic factors and changes in portfolio mix and volume.

         In addition, a portion of the allowance is established for losses inherent in the loan portfolio which have not been identified by the more quantitative processes described above. This determination inherently involves a higher degree of subjectivity, and considers risk factors that may not have yet manifested themselves in CBH's historical loss experience. Those factors include changes in levels and trends of charge-offs, delinquencies, and nonaccrual loans, trends in volume and terms of loans, changes in underwriting standards and practices, portfolio mix, tenure of loan officers and management, entrance into new geographic markets, changes in credit concentrations, and national and local economic trends and conditions. While the allowance for loan losses is maintained at a level believed to be adequate by management for estimated losses in the loan portfolio, determination of the allowance is inherently subjective, as it requires estimates, all of which may be susceptible to significant change. Changes in these estimates may impact the provisions charged to expense in future periods.

It may be difficult for a third party to acquire CBH and this could depress CBH's stock price.

         Under CBH's certificate of incorporation, CBH has authorized 10,000,000 shares of preferred stock, which the board of directors may issue with terms, rights, preferences and designations as the board of directors may determine and without any vote of the shareholders, unless otherwise required by law. Issuing the preferred stock, depending upon the rights, preferences and designations set by the board of directors, may delay, deter, or prevent a change in control of CBH. In addition, "anti-takeover" provisions of CBH's certificate of incorporation, federal and state banking laws, and New Jersey law may restrict the ability of the shareholders to approve a merger or business combination or obtain control of CBH. This may tend to make it more difficult for shareholders to replace existing management or may prevent shareholders from receiving a premium for their shares of CBH common stock.

The securities of CBH are not insured by any governmental agency and, therefore, investment in them involves risk.

         The securities of CBH are not deposit accounts or other obligation of any bank, and are not insured by the FDIC, or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

                           FORWARD-LOOKING STATEMENTS

         We have included or may include statements in this prospectus, a prospectus supplement or a pricing supplement (including documents incorporated by reference described under the heading "Where You Can Find More Information") that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors that are sometimes beyond our control. You will be able to recognize a forward-looking statement because it contains the words "anticipate," "believe," "estimate," "expect," "project," "objective," "may," "could," "should," "would," "intend," "plan" or similar expressions to identify it as a forward-looking statement.

         The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the FRB; inflation;

interest rates, market and monetary fluctuations; our timely development of competitive new products and services and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for our products and services and vice versa; the impact of changes in financial services laws and regulations, including laws concerning taxes, banking, securities and insurance; technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of our noninterest or fee income being less than expected; the ability to maintain the growth and further development of our community-based retail branching network; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and our success at managing the risks involved in the foregoing. We caution that the foregoing list of important factors is not exclusive.

         We caution you that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in such forward-looking statements. You should note that many factors, some of which are discussed in "Risk Factors" and elsewhere in this prospectus could affect our future financial results and could cause those results to differ materially from those expressed or implied in our forward-looking statements contained or incorporated by reference in this document. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us.

                             COMMERCE BANCORP, INC.

Overview

         CBH is a New Jersey business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended the "Holding Company Act". CBH was incorporated on December 9, 1982 and became an active bank holding company on June 30, 1983 through the acquisition of Commerce Bank, N.A.

         As of June 30, 2003, CBH had total assets of $19.8 billion, total loans of $6.4 billion, and total deposits of $17.8 billion. The address of CBH's principal executive office is Commerce Atrium, 1701 Route 70 East, Cherry Hill, New Jersey, 08034-5400 and the telephone number is (856) 751-9000. CBH operates:

            o     four nationally chartered bank subsidiaries:

                  Commerce Bank, N.A., Cherry Hill, New Jersey ("Commerce NJ"); Commerce Bank/Pennsylvania, N.A., Devon, Pennsylvania
                        ("Commerce PA");
                  Commerce Bank/Shore, N.A., Toms River, New Jersey ("Commerce
                        Shore");
                  Commerce Bank/Delaware, N.A., Wilmington, Delaware ("Commerce
                        Delaware"); and
            o     one New Jersey state chartered bank subsidiary:

                  Commerce Bank/North, Ramsey, New Jersey ("Commerce North").

         These five bank subsidiaries as of June 30, 2003 had 243 full service retail branch offices located in the states of New Jersey, Pennsylvania, Delaware and New York. These banks provide a full range of retail and commercial banking services for consumers and small and mid-sized companies. Lending services are focused on commercial real estate and commercial and consumer loans to local borrowers. The banks' lending and investment activities are funded principally by retail deposits gathered through each bank's retail branch office network.

         CBH's primary growth strategy is the opening of new full service branch offices, of which 20 have opened in 2003 through June 30; 40 opened in 2002; and, 34 opened in 2001. CBH expects to open an additional 26 full service branch offices in 2003.

         Commerce NJ operates a non-bank subsidiary, Commerce Capital Markets, Inc., Philadelphia, Pennsylvania, referred to as Commerce Capital Markets, which engages in various securities, investment banking and brokerage activities. In addition, CBH, through Commerce Insurance Services, Inc. (formerly Commerce National Insurance Services, Inc.), a non-bank subsidiary of Commerce North, referred to as Commerce Insurance, operates one of the nations largest regional insurance brokerage agency concentrating on commercial property, casualty and surety as well as personal lines of insurance and employee benefits for clients in multiple states, primarily Delaware, New Jersey, New York and Pennsylvania. Since 1996, Commerce Insurance has completed several strategic acquisitions of insurance brokerage agencies the most recent of which include the following:

            o in 2001, Fitzsimmons Insurance and Financial Services, Inc., Business Training Systems, Inc. and Brettler Financial Group, Inc. were acquired;

            o in 2002, Sanford and Purvis, Inc., Upper Montclair, NJ, was acquired; and

            o           in 2003, The Porch Agency, Bridgeton, NJ, was acquired.

         As a legal entity separate and distinct from its bank and non-bank subsidiaries, CBH's principal sources of revenues are dividends and fees from its bank and non-bank subsidiaries. The subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities.

         Except for increasing Tier 1 capital, CBH does not obtain any business advantage by creating the trusts and selling to the trusts the junior subordinated debentures. If CBH sold its junior subordinated debentures directly to the public, it would not be able to include any of the proceeds in its Tier 1 capital. However, by creating the trust and funding it with the proceeds of this offering followed by the trust's purchase of CBH's junior subordinated debentures, CBH can include all of the proceeds from the sale of the preferred securities in its regulatory capital. Capital received from the proceeds of the sale of the preferred securities cannot constitute more than 25% of CBH's total Tier 1 capital. Amounts in excess of the 25% capital limitation will constitute Tier 2 or supplementary capital.

The Banks

         As of June 30, 2003, Commerce NJ had total assets of $13.3 billion, total deposits of $9.5 billion, and total shareholders' equity of $691.5 million; Commerce PA had total assets of $4.1 billion, total deposits of $3.8 billion and total shareholders' equity of $231.6 million; Commerce Shore had total assets of $2.4 billion, total deposits of $2.3 billion and total shareholders' equity of $126.8 million; Commerce North had total assets of $2.1 billion, total deposits of $2.0 billion, and total shareholders' equity of $129.1 million; and Commerce Delaware had total assets of $272.4 million, total deposits of $255.4 million, and total shareholders' equity of $14.9 million.

         Commerce NJ provides retail and commercial banking services through 125 retail branch offices in Central and Southern New Jersey, and Metropolitan New York; Commerce PA provides retail and commercial banking services through 57 retail branch offices in Philadelphia, Bucks, Chester, Delaware and Montgomery Counties in Southeastern Pennsylvania; Commerce Shore provides retail and commercial banking services through 29 retail branch offices in Ocean and Monmouth Counties, New Jersey; Commerce North provides retail and commercial banking services through 26 retail branch offices in Bergen and Passaic Counties, New Jersey; and Commerce Delaware provides retail and commercial banking services through 6 retail branch offices in New Castle County, Delaware.

Retail Banking Services and Products

         Each bank provides a broad range of retail banking services and products, including free checking accounts, subject to minimum balances, savings programs, money market accounts, negotiable orders of withdrawal accounts, certificates of deposit, safe deposit facilities, consumer loan programs, including installment loans for home improvement and the purchase of consumer goods and automobiles, home equity and Visa Gold card revolving lines of credit, overdraft checking and automated teller facilities. Each bank also offers construction loans and permanent mortgages for houses. Additional information pertaining to CBH's segments is set forth in "Note 19 - Segment Reporting" of CBH's Notes to Consolidated Financial Statements which appear in CBH's Annual Report on Form 10-K for the year ended December 31, 2002.

         Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page [ ] of this prospectus.

                                   THE TRUSTS

         Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each a "declaration," executed by CBH, as sponsor for the trust, and the related trustees for the trust, and the filing of a certificate of trust with the Delaware Secretary of State.

         Each trust exists for the exclusive purposes of:

            o issuing preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

            o investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures, referred to as junior subordinated debentures, issued by CBH; and

            o engaging in only those activities necessary or incidental to the purposes described in the immediately preceding two statements, including maintenance of the trust's tax status for federal income tax purposes.

         All of the trusts' common securities will be owned, directly or indirectly, by CBH. The common securities of each trust will rank equally with, and payments will be made pro rata with, the preferred securities of that trust, except that upon an event of default under the declaration (as amended), the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. CBH will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

         Each trust's business and affairs will be conducted by its respective trustees. Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, CBH will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. One or more of the trustees will be persons who are employees or officers of, or persons affiliated with, CBH, referred to as the "administrative trustees." One trustee of each trust will be a financial institution which will be unaffiliated with CBH and which will act as "property trustee" under the declaration and as "indenture trustee" for the Trust for purposes of the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act") pursuant to the terms set forth in a prospectus supplement. Legal title to junior subordinated debentures issued to the trust will be held by the property trustee in trust for the benefit of the holders of the preferred securities of the trust and for CBH as holder of the common securities of the trust. In addition, unless the property trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware, referred to as the "Delaware trustee."

         Each trust has a term of approximately 35 years or such other term as may be specified in the accompanying prospectus supplement, but may dissolve earlier as provided in the applicable declaration.

         The duties and obligations of each trustee are governed by the related declaration. The related declarations will contain customary exculpatory provisions that limit the liability of the trustees and also indemnification provisions in favor of the trustees. As issuer of the junior subordinated debentures, CBH will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts.

         The Bank of New York will be the initial property trustee for each trust. Its office and principal place of business is: The Bank of New York,
Attention: Corporate Trust Services, 101 Barclay Street, Floor 8W, New York, New York 10286. The initial Delaware trustee for each trust will be The Bank of New York (Delaware), Attn: Corporate Trust, White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each trust will be: c/o Commerce Bancorp, Inc., 1701 Route 70 East, Cherry Hill, NJ 08034-5400.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:


                                                            Six Months
                                                          Ended June 30,            Year Ended December 31,
                                                              2003            2002     2001     2000    1999   1998
Ratio of Earnings to Fixed Charges (1):                   ---------------------------------------------------------
      Excluding Interest on Deposits..................         14.13         12.03   14.70     5.64    6.25    6.50
      Including Interest on Deposits..................          2.62          2.17    1.74     1.56    1.68    1.52

____________________________

(1) The ratio of earnings to fixed charges for CBH has been computed by dividing earnings by fixed charges. "Earnings" include pretax income from continuing operations plus fixed charges. "Fixed charges" include the total of interest expense, capitalized interest, expensed or capitalized amortization of debt expense and any related discount or premium, and such portion of rental expense that is representative of the interest factor of each such rental.

                                 USE OF PROCEEDS

         Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from CBH. CBH intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specified issuance of preferred securities. CBH's general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness.

         The precise amounts and the timing of CBH's use of the net proceeds will depend upon market conditions, its subsidiaries' funding requirements, the availability of other funds and other factors. Until CBH uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. CBH expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

                           SUPERVISION AND REGULATION

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to CBH and its subsidiaries. The regulatory framework is intended primarily for the protection of depositors, other customers and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of CBH.

Supervision of CBH as a Holding Company

         CBH is registered as a bank holding company under the Holding Company Act, and is therefore subject to supervision and regulation by the FRB.

         Under the Holding Company Act, CBH is required to secure the prior approval of the FRB before it can merge or consolidate with any other bank holding company or acquire all or substantially all of the assets of any bank or acquire direct or indirect ownership or control of any voting shares of any bank that is not already majority owned by it, if after such acquisition it would directly or indirectly own or control more than 5% of the voting shares of such bank.

         CBH is generally prohibited under the Holding Company Act from engaging in, or acquiring direct or indirect ownership or control or more than 5% of the voting shares of any company engaged in nonbanking activities unless the FRB, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such a determination, the FRB considers whether the performance of these activities by a bank holding company can reasonably be expected to produce benefits to the public which outweigh the possible adverse effects.

         Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act (as amended, "CRA") ratings are generally prerequisites to obtaining federal regulatory approval to make acquisitions. All of CBH's subsidiary banks are currently rated at least "satisfactory" under CRA; Commerce North is rated "outstanding."

         In addition, under the Holding Company Act, CBH is required to file periodic reports of its operations with, and is subject to examination by, the FRB.

         CBH is under the jurisdiction of the SEC and various state securities commissions for matters relating to the offering and sale of its securities and is subject to the SEC's rules and regulations relating to periodic reporting, reporting to shareholders, proxy solicitation and insider trading.

         A discussion of capital guidelines and capital is included in the section entitled "Stockholders' Equity and Dividends" contained within Management's Discussion and Analysis of Financial Condition and Results of Operations included in CBH's Annual Report on Form 10-K for the year ended December 31, 2002.

Commerce NJ, Commerce PA, Commerce Shore, Commerce North, and Commerce Delaware

         Commerce NJ, Commerce PA, Commerce Shore, and Commerce Delaware, as national banks, are subject to the National Bank Act. Each is also subject to the supervision of, and is regularly examined by, the Office of the Comptroller of the Currency ("OCC") and is required to furnish quarterly reports to the OCC. The approval of the OCC is required for the establishment of additional branch offices by any national bank, subject to applicable state law restrictions.

         Commerce North, as a New Jersey state-chartered bank, is subject to the New Jersey Banking Act. Commerce North is also subject to the supervision of, and is regularly examined by, the Department and the FDIC, and is required to furnish quarterly reports to each agency. The approval of the Department and the FDIC is necessary for the establishment of any additional branch offices by any New Jersey state-chartered bank, subject to applicable state law restrictions.

         Commerce NJ, Commerce PA, Commerce Shore, Commerce North and Commerce Delaware are also members of the FDIC and, except for Commerce North, members of the FRB and, therefore, are subject to additional regulation by these agencies. Some of the aspects of the lending and deposit business of such banks which are regulated by these agencies include personal lending, mortgage lending and reserve requirements. The operation of such banks is also subject to numerous federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to interest rates on loans, the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

         Commerce NJ, Commerce PA, Commerce Shore, Commerce North and Commerce Delaware are subject to certain limitations on the amount of cash dividends that they can pay. See Note 18 of CBH's Notes to Consolidated Financial Statements which appears in CBH's Annual Report on Form 10-K for the year ended December 31, 2002.

         The OCC has authority under the Financial Institutions Supervisory Act to prohibit national banks from engaging in any activity which, in the OCC's opinion, constitutes an unsafe or unsound practice in conducting their businesses. The FRB has similar authority with respect to CBH and CBH's non-bank subsidiaries. The FDIC has similar authority with respect to Commerce North.

         All of the deposits of the banking subsidiaries are insured up to applicable limits by the FDIC and are subject to deposit insurance assessments. The insurance assessments are based upon a matrix that takes into account a bank's capital level and supervisory rating. Effective January 1, 1996, the FDIC reduced the insurance premiums it charged on bank deposits to the statutory minimum of $2,000 annually for "well capitalized" banks.

Commerce Insurance/Commerce Capital Markets

         Commerce Insurance, a non-bank subsidiary of Commerce North, is currently subject to supervision, regulation and examination by the New Jersey Department of Insurance, as well as other state insurance departments where it operates. Commerce Capital Markets, a non-bank subsidiary of Commerce NJ, engages in certain permitted securities activities and is regulated by the SEC. Commerce Capital Markets is also subject to rules and regulations promulgated by the National Association of Securities Dealers, Inc., the Securities Investors Protection Corporation and various state securities commissions and with respect to public finance activities the Municipal Securities Rulemaking Board.

         Both Commerce Insurance and Commerce Capital Markets are also subject to various state laws and regulations in which they do business. These laws and regulations are primarily intended to benefit clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in business for specific periods, censures and fines.

         THE RULES GOVERNING THE REGULATION OF FINANCIAL SERVICES INSTITUTIONS AND THEIR HOLDING COMPANIES ARE VERY DETAILED AND TECHNICAL. ACCORDINGLY, THE ABOVE DISCUSSION IS GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE OR TO DESCRIBE ALL OF THE LAWS AND REGULATIONS THAT APPLY TO CBH AND ITS SUBSIDIARIES.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of the declaration which will be amended and restated prior to issuance of such securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will initially act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

         The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of CBH in which the applicable trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are more specifically described in the accompanying prospectus supplement and may include:

            o           the distinctive designation of the preferred securities;

            o whether the preferred securities are convertible into CBH common stock, and, if so, the terms governing the conversion, including the period for conversion, the method of conversion, and the conversion ratio;

            o whether the preferred securities will be issued in global form (book-entry only) or definitive form and the identity of the depository, if applicable;

            o the number of preferred securities issuable by the trust;

            o the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

            o whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

            o the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

            o the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

            o the voting rights, if any, of holders of preferred securities in addition to those required by law or described in the prospectus, including the number of votes per preferred security and any requirement for approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

            o the terms and conditions, if any, upon which CBH can redeem the junior subordinated debentures prior to maturity, if any;

            o the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

            o if applicable, any securities exchange or other market system upon which the preferred securities will be listed or quoted; and

            o any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

         All preferred securities will be guaranteed by CBH to the extent set forth below under "Description of the Preferred Securities Guarantees."

         Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

Deferral of Distributions on Preferred Securities

         CBH may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under "Description of Junior Subordinated Debentures." If CBH elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities, correspondingly. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If CBH elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock, debt, guarantees and certain other capital instruments as described in the applicable prospectus supplement.

Voting Rights

         Except as required in this prospectus, under the Delaware Statutory Trust Act and the Trust Indenture Act, and as described under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and in the applicable prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the applicable declaration, the holders of the preferred securities will have no voting rights.

         The holders of a majority in aggregate liquidation amount of the preferred securities of a specified series will have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders will also have the right to direct the property trustee under the declaration to:

         (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the related debenture trustee;

         (2) waive any past indenture event of default that is waivable under the indenture for the junior subordinated debentures;

         (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

         (4) consent to any amendment, modification or termination of the indenture for the junior subordinated debentures where that consent is required.

         If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue CBH directly, a "direct action," to enforce payment of the principal of, or interest on, junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

         Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority in liquidation value of the holders of trust securities may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of holder of a majority in principal amount of the junior subordinated debentures, then only a majority in the holders of trust securities may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of each individual holder of the junior subordinated debentures, then only holders of all liquidation value of the trust securities may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may institute a direct action against CBH to enforce the property trustee's rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

         The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2),
(3) or (4) above unless the property trustee receives an opinion of counsel experienced in such matters stating that, solely as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         If the consent of the property trustee under a declaration is required under the indenture to effect any amendment, modification or termination of the indenture, the property trustee is required to request the direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or each individual holder, however, the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities (based on liquidation values) or each individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

         A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

         Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent (which need not be unanimous, but must be signed by holders have sufficient liquidation value to satisfy the relevant approval standard). The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

            o the date of the meeting or the date by which the action is to be taken;

            o a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

            o           instructions for the delivery of proxies or consents.

         No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

         Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by CBH or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, CBH, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

         Holders of the preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, the administrative trustees may be appointed, removed or replaced solely by CBH as the indirect or direct holder of all of the common securities.

Redemption

         If CBH repays or redeems, in whole or in part, any junior subordinated debentures that have been issued to a trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the related property trustee to redeem a like amount of the preferred securities and (unless there is a debenture event of default) the common securities of the trust. A description of when CBH can or is required to redeem the junior subordinated debentures prior to maturity will, if applicable, be included in the related prospectus supplement.

Dissolution and Distribution of the Junior Subordinated Debentures

         CBH has the right, in its discretion, to dissolve the trust at any time and distribute the junior subordinated indenture debentures to you. If CBH decides to exercise this right, the trust will, after it satisfies all of its liabilities to its creditors, redeem the preferred securities and (unless there is a indenture event of default) the common securities by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a pro rata basis. Prior to distributing the junior subordinated debentures, CBH must obtain any required regulatory approvals and a tax opinion.

         If the junior subordinated debentures are distributed to the holders of the preferred securities, CBH will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization, or market if any, on which the preferred securities are then listed or quoted.

Automatic Dissolution

         In addition to elective dissolution described above, trust will automatically dissolve if:

            o specified bankruptcy/receivership events occur with respect to CBH, CBH's charter is revoked or CBH dissolves or liquidates;

            o the trust redeems all of the preferred securities and common securities in accordance with their terms, if applicable;

            o           the trust's term expires;

            o all of the junior subordinated debentures are redeemed or are no longer outstanding;

            o CBH common stock is distributed upon conversion of all outstanding preferred securities, to the extent convertible;

            o a court of competent jurisdiction enters an order for the dissolution of the trust.

         If the trust is dissolved for any of the above reasons, except for a redemption of all preferred securities and the common securities, the administrative trustees will liquidate the trust as quickly as they determine to be possible by distributing to holders of the preferred securities and the common securities, after satisfying the liabilities owed to the trust's creditors, junior subordinated debentures having a principal amount in cash equal to the liquidation amount of the preferred securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the preferred securities will be entitled to receive an amount equal to the aggregate of the liquidation amount, plus accumulated and unpaid distributions on the preferred securities to the date of payment out of the assets of the trust available for distribution to holders, after satisfying the liabilities owed to the trust's creditors as provided by applicable law. If such a distribution can be paid only in part because the trust has insufficient assets available to pay the full amount of that distribution, then the amounts payable shall be paid pro rata on the preferred securities and the common securities, except that if an event of default exists under the indenture, the preferred securities will have a priority over the common securities.

Common Securities

         In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally with the preferred securities and payments will be made on the common securities pro rata with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by CBH.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by CBH for the benefit of the holders from time to time of preferred securities of each respective trust. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

         CBH will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by CBH, without duplication:

            o any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds legally available for distributions (i.e., CBH has made the corresponding payments under the related junior subordinated debentures);

            o the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds legally available for redemptions (i.e., CBH has made the corresponding payments under the related junior subordinated debentures) relating to any preferred securities called for redemption by the trust; and

            o upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

                  (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to (but not including) the date of payment; or

                  (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

         The redemption price and liquidation amount will be fixed by the prospectus supplement (including any pricing supplement) at the time the preferred securities are issued.

         CBH's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by CBH to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

         The preferred securities guarantees will not apply to any payment of distributions except to the extent a trust has funds available for those payments (i.e., CBH has made the corresponding principal and interest payments on the related junior subordinated debentures). If CBH does not make interest payments on the junior subordinated debentures held by a trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

         The preferred securities guarantees, when taken together with CBH's obligations under the junior subordinated debentures, the indentures and the declarations, including its obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by CBH of payments due on the preferred securities.

         CBH has also agreed to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of CBH

         CBH will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if CBH has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

            o CBH will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by CBH which rank equally with or junior to the junior subordinated debentures other than:

                  (1) dividends or distributions in capital stock (or rights to acquire capital stock) of CBH;

                  (2)      payments under the related guarantee;

                  (3) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement;

                  (4) repurchases or acquisitions of shares of capital stock of CBH in connection with the satisfaction by CBH of its obligations under any employee benefit plans or any other contractual obligation of CBH;

                  (5) as a result of an exchange or conversion of CBH's capital stock for another class or series of CBH's capital stock;

                  (6) the purchase of fractional interests in shares of CBH's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                  (7) repurchases of capital stock of CBH in connection with the satisfaction by CBH of its obligations pursuant to any acquisitions of businesses made by CBH (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

Modification of the Preferred Securities Guarantees; Assignment

         The preferred securities guarantees may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantees will bind the successors, assignees, receivers, trustees and representatives of CBH and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

         The preferred securities guarantee related to a trust will terminate upon:

            o full payment of the redemption price of all preferred securities of that trust;

            o distribution of the junior subordinated debentures to the holders of the related trust securities; or

            o liquidation of the related trust and full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

      The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

         An event of default under a preferred securities guarantee will occur upon the failure of CBH to perform any of its payment or other obligations under the preferred securities guarantee. The guarantee trustee will not be deemed to have knowledge of any default unless it has received written notice of the same from CBH or one of its specified officers obtaining actual knowledge of the default.

         The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against CBH to enforce the guarantee trustee's rights and the obligations of CBH under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantees

         Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of CBH and will rank:

            o subordinate and junior in right of payment to all senior indebtedness of CBH as that term is defined in the indenture for the junior subordinated debentures;

            o equally with the most senior preferred or preference stock now or hereafter issued by CBH and with any guarantee now or hereafter entered into by CBH in respect of any preferred or preference stock of any affiliate of CBH unless made subordinate; and

            o           senior to CBH common stock.

         The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

         The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

         Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby. The guarantee trustee's liability is limited by customary exculpation provisions in the guarantee. The guarantee also includes indemnification provisions in favor of the guarantee trustees and related persons.

         The guarantee trustee can be removed and replaced at any time by CBH, in the absence of a default. If a default has occurred and is continuing, the holders with a majority of liquidation amount of preferred securities can replace the guarantee trustee. The guarantee trustee provides trust services to CBH and its affiliates in connection with certain trust preferred securities that are currently outstanding and may serve in other similar capacities in the future.

Governing Law

         The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

         CBH may issue junior subordinated debentures from time to time in one or more series under an indenture, between CBH and The Bank of New York, as trustee, the "debenture trustee." The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

         Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

         The junior subordinated debentures will be unsecured debt of CBH. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under "Description of the Junior Subordinated Debentures--Subordination." The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

         The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

            o           the designation of the junior subordinated debentures;

            o the aggregate principal amount of the junior subordinated debentures;

            o the percentage of their principal amount at which the junior subordinated debentures will be issued;

            o the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

            o the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

            o the date or dates from which interest will accrue and the interest payment and record dates;

            o any right to extend the interest payment periods and the duration of that extension;

            o           any provisions for redemption;

            o any provisions for conversion into CBH common stock or other securities; and

            o any other specific terms of the junior subordinated debentures.

Additional Interest

         If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then CBH will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same financial position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

Form, Exchange, Registration, Transfer and Payment

         Unless otherwise indicated in the applicable prospectus supplement, CBH will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, CBH or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

         CBH will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at CBH's option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

         The indenture provides that CBH may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

         The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of CBH as described in the applicable prospectus supplement.

Certain Covenants of CBH

         If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

            o           an event of default has occurred and is continuing;

            o CBH is in default relating to its payment of any obligations under the preferred securities guarantee; or

            o CBH has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then, CBH may not:

            o declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock; or

            o make any payment with respect to any guarantee by CBH of the debt securities of any subsidiary of CBH if such guarantee ranks on a parity with or junior in interest to the junior subordinated debentures and will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CBH which rank equally with or junior to the junior subordinated debentures other than:

                        (1) repurchases or acquisitions of shares of capital stock of CBH in connection with any employee benefit plans or any other contractual obligation of CBH;

                        (2) dividends or distributions in capital stock (or rights to acquire capital stock) of CBH;

                        (3)   payments under the preferred securities guarantee;

                        (4) any declarations of a dividend in connection with the implementation of a shareholders' rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement;

                        (5) repurchases of capital stock of CBH in connection with the satisfaction by CBH of its obligations pursuant to any acquisition of business made by CBH (which repurchases are made in connection with the satisfaction of indemnification obligations of the seller of such businesses);

                        (6) as a result of an exchange or conversion of CBH's capital stock for any other class or series of CBH's capital stock; or

                        (7) the purchase of fractional interests in shares of CBH's capital stock pursuant to the conversion or exchange provisions of that CBH capital stock or the security being converted or exchanged.

         So long as the junior subordinated debentures remain outstanding, CBH will covenant to:

            o directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of CBH succeeds to its ownership of the common securities; and

            o     use its reasonable efforts to cause the applicable trust to:

                        (1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

                        (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

                        (3) use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures:

Consolidation, Mergers and Sales of Assets

         Unless otherwise indicated in the applicable prospectus supplement, CBH may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

            o the resulting corporation, if other than CBH, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

                        (1) pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

                        (2) perform and observe all of our other obligations under the indenture; and

            o neither CBH nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indenture.

         The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

         The indenture provides that the following are events of default relating to the junior subordinated debentures:

            o default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

            o default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, that a valid extension of an interest payment by CBH will not constitute an event of default;

            o default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice; and

            o specified events of bankruptcy, insolvency or reorganization of CBH.

         If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. Specified insolvency events that constitute events of default will result in automatic acceleration of the debentures without further action by the holders.

         The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee.

         The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any such direction:

            o is not in conflict with any rule of law or the indenture;

            o will not be prejudicial to other holders not taking part in the direction; or

            o           expose the debenture trustee to personal liability.

         Subject to the provisions of the indenture relating to the duties of the debenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the debenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction. Additionally, the debenture trustee has the right to decline to follow any direction if the debenture trustee determines, in good faith, that proceeding in accordance with the direction would involve the debenture trustee in personal liability.

         The indenture requires the annual filing by CBH with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

         The debenture trustee may withhold notice of any default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the debenture trustee considers it, in good faith, to be in the interest of those holders to do so.

Modification of the Indenture

         Modifications, amendments and supplements to the indenture may be made by CBH and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

            o reduce the principal amount or modify specified payment terms of the junior subordinated debentures;

            o reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by CBH with any covenant or past default or event of default.

            o change adversely to holders the redemption, conversion or exchange provisions, if applicable;

            o           change the currency for payments;

            o change the indenture provision relating to proceedings by holders; or

            o change the subordination provisions of the indenture adversely to holders.

         If the junior subordinated debentures are held by a trust or a trustee of a trust, the modification, amendment or supplemental indenture will not be effective until the holders of a majority in liquidation amount of trust securities of that trust have consented to the modification, amendment or supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the modification, amendment or supplemental indenture, as the case may be, will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

         CBH and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain specified circumstances described in the indenture.

Defeasance and Discharge

         The indenture provides that CBH:

         (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for specified obligations described in the indenture; or

         (2) will be deemed to have satisfied the indebtedness represented by the indenture and related obligations;

in each case if CBH deposits, in trust, money or U.S. government obligations (or a combination) in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due and satisfied certain other conditions To exercise any defeasance option, CBH is required to, among other things, deliver an opinion of counsel that:

            o the deposit and related defeasance, in itself, would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge, the opinion will be accompanied by a private letter ruling to that effect received by CBH from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

            o if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Payment of Trust Expenses

         In the indenture, CBH will agree to pay all debts and obligations (other than distributions on the common securities and preferred securities) and all costs and expenses of the trust (including fees owing to the debenture trustee) and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of each trust, the fees and expenses of the related property trustee, the related Delaware trustee and the administrative trustees and all costs and expenses relating to the operation of the trust.

Governing Law

         The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

         The debenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that are currently outstanding.

         The occurrence of any default under either of the indenture or the senior or subordinated indentures, if any, between CBH and the debenture trustee relating to CBH's senior and subordinated debt securities, which may also be issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as debenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, CBH is required to promptly appoint a successor debenture trustee with respect to the affected securities.

         The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of CBH, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with CBH, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

         The indenture includes customary provisions that limit the liability of the debenture trustee and provide for indemnification of the debenture trustee.

 EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE
                        PREFERRED SECURITIES GUARANTEES

         As set forth in the declaration, the sole purposes of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

         As long as payments of interest and other payments are made by CBH when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

            o the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

            o the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

            o under the indenture, CBH will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

            o the declaration further provides that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

         Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by CBH to the extent described in this prospectus. If CBH does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

         The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that CBH has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantees, when taken together with CBH's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

         If CBH fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue CBH to enforce these rights without first suing the property trustee or any other person or entity.

         A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of CBH to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first: (1) directing the property trustee to enforce the terms of the junior subordinated debentures or
(2) suing CBH to enforce the property trustee's rights under the junior subordinated debentures. In connection with that direct action, CBH will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by CBH to that holder of preferred securities. Consequently, CBH will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

         CBH acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If CBH fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue CBH to enforce the guarantee trustee's rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue CBH to enforce the holder's right to receive payment under the preferred securities guarantees. The holder need not first: (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

      CBH and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by CBH of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees--General."

                              ERISA CONSIDERATIONS

General

         The following is a summary of certain considerations associated with the purchase of the preferred securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement arrangement under Section 408 of the Code and a "Keogh" plan, a plan (such as a governmental, church or non-U.S. plan) subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and any entity of which the underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

         ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties or disqualified persons. Generally, a person who exercises discretionary authority or control with respect to the assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan.

         In evaluating the purchase of preferred securities with assets of a Plan, a fiduciary should consider, among other matters:

            o whether the acquisition and holding of preferred securities is in accordance with the documents and instruments governing such Plan;

            o whether the acquisition and holding of preferred securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the applicable requirements of ERISA, the Code or any Similar Laws including, in particular, any diversification, prudence and liquidity requirements;

            o whether the assets of the trust are treated as assets of the Plan; and

            o           the need to value the assets of the Plan annually.

         Any insurance company proposing to invest assets of its general account in the preferred securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Plan Assets Regulation

         Under a Department of Labor regulation (29 C.F.R. Sec. 2510.3-101, the "Plan Assets Regulation") governing what constitutes the assets of a Plan for purposes of ERISA and the related prohibited transaction provisions of the Code, when an ERISA Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of each class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including Keogh plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Assets Regulation (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Assets Regulation). The DOL has stated that, in its view, for purposes of determining whether equity participation in an entity by benefit plan investors is "significant" within the meaning of the significant participation test contained within the Plan Assets Regulation, only the proportion of an insurance company general account's equity investment in the entity that represents plan assets should be taken into account and, therefore, the proportion of that investment that represents plan assets would equal the proportion of the insurance company general account as a whole that constitutes plan assets (59 FR 43134, 43136).

         For purposes of the Plan Assets Regulation, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934. A class of securities is "widely held" if, as a class of securities, it is owned by 100 or more investors which are independent of the issuer and of one another. A class of securities will not fail to be widely held solely because, subsequent to the initial offering, the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

         If the assets of the trust were deemed to be plan assets under ERISA, this could result, among other things, in:

            o the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust;

            o the possibility that certain transactions in which the trust might seek to engage could result in a non-exempt " prohibited transaction" under ERISA and/or the Code; and

            o the possibility that an investment by an ERISA Plan in the trust preferred securities would, in effect, be considered for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding junior subordinated convertible debentures and an ongoing loan to CBH.

         It is anticipated that the preferred securities will satisfy the definition of "publicly offered security". In such case, the underlying assets of the trust shall not be deemed plan assets for purposes of

Plan Assets Regulations. The above notwithstanding, no representation is made by the trust, CBH, the property trustee or any other person associated with the sale of preferred securities with regard to whether the underlying assets are "plan assets" as defined in the Plan Asset Regulations.


Prohibited Transactions

         Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

         Whether or not the trust's underlying assets were deemed to include plan assets as described above, the acquisition and/or holding of the trust preferred securities by an ERISA Plan with respect to which the trust, CBH (the obligor with respect to the junior subordinated convertible debentures held by the trust), the initial purchasers in the private placement of the preferred securities, the property trustee or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in the preferred securities, any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the preferred securities, or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in the preferred securities include the following:

            o Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

            o PTCE 91-38, regarding investments by bank collective investment funds;

            o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

            o PTCE 96-23, regarding transactions effected by in-house asset managers; and

            o PTCE 95-60, regarding investments by insurance company general accounts.

         Governmental plans, non-U.S. plans and certain church plans while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Laws which may affect their investment in the preferred securities. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the trust preferred securities should consult with its counsel before purchasing trust preferred securities to consider the applicable fiduciary standards and to determine the need for, and the availability, if necessary, of any exemptive relief under such Similar Laws.

         Because of the foregoing, the preferred securities should not be purchased or held by any person investing Plan Assets of any Plan unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws.

         Accordingly, by its acquisition of preferred securities, each purchaser and subsequent transferee of the preferred securities shall be deemed to be making a representation to the trust and CBH either that: (i) it is not a Plan and no part of the assets to be used by it to acquire and/or hold such preferred securities or any interest therein directly or indirectly constitutes plan assets of any Plan or (ii) such acquisition and holding will not result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code (or a violation under Similar Laws) for which there is no applicable statutory or administrative exemption.

         In the case of preferred securities delivered in certificated form, the purchaser and subsequent transferees will be required to make such representation, in writing, to the trustee of the trust and CBH.

         The discussion of ERISA and the Code in this prospectus is general in nature and is not intended to be all inclusive. Any person considering an investment in the preferred securities on behalf of a Plan should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan can make the representations noted above.

         Further, the sale of investments to Plans is in no respect a representation by the trust, CBH, the property trustee or any other person associated with the sale of the preferred securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

                              PLAN OF DISTRIBUTION

         CBH may sell the junior subordinated debentures and any trust may sell preferred securities:

            o to the public through an underwriter, or a group of underwriters managed or co-managed by one or more underwriters or through dealers, on either a firm-commitment or best efforts basis;

            o           through one or more agents; or

            o           directly to purchasers.

         The distribution of the securities may be effected from time to time in one or more transactions:

            o at a fixed price, or prices which may be changed from time to time;

            o           at market prices prevailing at the time of sale;

            o           at prices related to those prevailing market prices; or

            o           at negotiated prices.

         A prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. Offers or sales of our securities may include secondary market transactions by affiliates of CBH or the trusts.

         The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

            o the name or names of any agents, dealers or underwriters;

            o           the public offering or purchase price;

            o the terms of any underwriting, sale or similar agreement entered in connection with the distribution;

            o any discounts and commissions to be allowed or paid to the agents or underwriters;

            o           all other items constituting underwriting compensation;

            o any discounts, concessions and/or commissions to be allowed or paid to dealers; and

            o           any exchanges on which the securities will be listed.

         We and the trusts may agree to enter into an agreement to indemnify the agents, dealers and/or the underwriters, as the case may be, against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments such persons may be required to make.

         If so indicated in the applicable prospectus supplement, we and/or the trusts will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

            o the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

            o if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

         To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, stabilizing bids, effecting syndicated covering transactions and reclaiming selling concessions allowed to an underwriter or a dealer. The underwriters would not be required to conduct any of these activities and could discontinue them at any time. Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. Any such underwriter will be under no obligation to continue any such transactions, which could discontinue at any time. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

         Certain of the underwriters, dealers or agents, and their respective associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our or the trusts' affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Matters relating to the validity of the preferred securities, the junior subordinated debentures, the related guarantees, CBH common stock (when applicable in the case of convertible preferred securities or convertible debentures) and matters relating to United States federal income tax considerations will be passed upon on behalf of CBH and each trust by Blank Rome LLP, Philadelphia, Pennsylvania, Cherry Hill, New Jersey, Wilmington, Delaware and New York, New York. Jack R Bershad, a retired partner in Blank Rome LLP is a director of CBH, Commerce NJ, and Commerce PA. Mr. Bershad and other partners of Blank Rome LLP are shareholders of CBH.


                              INDEPENDENT AUDITORS

         The consolidated financial statements of CBH as of December 31, 2002 and December 31, 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus and registration statement and audited by Ernst & Young LLP, independent auditors, have been included in reliance on their report given on their authority as experts in accounting and auditing.

________________________________________________________________________________

                           Commerce Capital Trust III

                            Commerce Capital Trust IV

                            Commerce Capital Trust V

                              Preferred Securities

    fully and unconditionally guaranteed to the extent described in this prospectus and the accompanying prospectus supplement, by, and, if and to the extent specified in the accompanying prospectus supplement, convertible into the common stock of:

                             Commerce Bancorp, Inc.
                                _______________

                                   Prospectus
                                  [    ], 2003

                             ______________________


________________________________________________________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


Filing Fee for Registration Statement               $       40,450
Listing Fees                                                25,000
Legal Fees and Expenses                                     50,000
Accounting Fees and Expenses                                50,000
Printing and Engraving Fees                                 50,000
Trustee's expenses                                          25,000
Fees of rating agencies                                    150,000
Miscellaneous                                               25,000
                                                      -------------
Total                                               $      415,450

Item 15. Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers and employees and agents in connection with actions, suits or proceedings brought against them or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Article VI of CBH's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5.

         With respect to possible indemnification of directors, officers and controlling persons of CBH for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, CBH is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or CBH of the trustees, their officers, directors and employees and certain other persons.

 Item 16.    Exhibits

      1.0 Form of Underwriting Agreement for any offering of securities (The form of such agreement for securities offered will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

      3.1 Restated Certificate of Incorporation of CBH, as amended (incorporated by reference from the exhibits to the CBH Annual Report on Form 10-K for the year-ended December 31, 2002).

      3.2 By-laws of CBH, as amended (incorporated by reference from the exhibits to the CBH Annual Report on Form 10-K for the year-ended December 31, 2002).

      4.1   Form of Indenture for Senior Debt Securities.*

      4.2   Form of Note for Senior Debt Securities.*

      4.3   Form of Indenture for Subordinated Debt Securities.*

      4.4   Form of Note for Subordinated Debt Securities.*

      4.5   Certificate of Trust of Commerce Capital Trust III.*

      4.6   Certificate of Trust of Commerce Capital Trust IV.*

      4.7   Certificate of Trust of Commerce Capital Trust V.*

      4.8   Declaration of Trust of Commerce Capital Trust III.*

      4.9   Declaration of Trust of Commerce Capital Trust IV.*

      4.10  Declaration of Trust of Commerce Capital Trust V.*

      4.11 Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Trust Preferred Securities.*

      4.12  Form of Indenture relating to Junior Subordinated Debentures.*

      4.13  Form of Trust Preferred Security (included in Exhibit 4.11).*

      4.14 Form of Junior Subordinated Debenture (the form of any Junior Subordinated Debenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

      4.15 Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with CBH's Registration Statement on Form S-2 and Amendment No. 2 thereto, Registration No. 33-46972).

      4.16  Form of Trust Preferred Securities Guarantee relating to the
            Trusts.*

      4.17 Form of Certificate of Designation for series of Preferred Stock (The form of any Certificate of -- Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

      4.18 Form of Preferred Stock Certificate (The form of any certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

      4.19 Form of Warrant (The form of any such warrant will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

      4.20 Certificate of Trust of Commerce Capital Trust II, a Delaware statutory trust, filed March 4, 2002. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      4.21 Declaration of Trust of Commerce Capital Trust II, dated as of March 4, 2002, among Commerce Bancorp, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York - (Delaware), as Delaware Trustee and the Administrative Trustees named therein. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      4.22 Amended and Restated Declaration of Trust of Commerce Capital Trust II, dated as of March 11, 2002, among Commerce Bancorp, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including form - of 5.95% Convertible Trust Preferred Security. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      4.23 Indenture, dated as of March 11, 2002, between Commerce Bancorp, Inc. and The Bank of New York as Debenture Trustee, including form of 5.95% Junior Subordinated Convertible Debenture due March 11, 2032. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      4.24 Registration Rights Agreement, dated March 11, 2002, among Commerce Bancorp, Inc., and Commerce Capital Trust II, as issuers, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the other initial purchasers. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      4.25 Guarantee Agreement, dated as of March 11, 2002, between Commerce Bancorp, Inc. and The Bank of New York, as Guarantee Trustee. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

      5.1   Opinion of Blank Rome LLP.*

      5.2 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust III (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      5.3 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust IV (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      5.4 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust V (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      12.1  Statement re: Computation of Earnings to Fixed Charges.*

      23.1  Consent of Ernst & Young LLP.*

      23.2  Consent of Blank Rome LLP (included in Exhibit 5.1).*

      23.3 Consents of Blank Rome LLP re: Commerce Capital Trusts III, IV and V (such Consents will be included in Opinions to be filed as exhibits to Current Reports on Form 8-K and incorporated herein by reference).

      24.1 Power of Attorney of certain officers and directors of Commerce Bancorp, Inc. (included on the signature pages herewith).*

      25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture for Senior Debt Securities.*

      25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture for Subordinated Debt Securities.*

      25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Junior Subordinated Debenture Indenture in connection with issuances of preferred securities by Commerce Capital Trust III, Commerce Capital Trust IV and Commerce Capital Trust V.*

      25.4 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust III.*

      25.5 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust IV.*

      25.6 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust V.*

      25.7 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust III.*

      25.8 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust IV.*

      25.9 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust V.*


-----------------
*  filed herewith


Item 17.    Undertakings

          The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus file by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on August 5, 2003.

                                 COMMERCE BANCORP, INC.


                                 By:    /S/ Vernon W. Hill, II
                                        -----------------------------------
                                        Vernon W. Hill, II
                                        Chairman of the Board and President

         Each person whose signature appears below hereby constitutes and appoints Vernon W. Hill, II and/or Douglas J. Pauls or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                     CAPACITY                                DATE
                     ---------                                     --------                                -----


               /S/ Vernon W. Hill, II                Chairman of the Board, President               August 5, 2003
               ---------------------                     and Director
                VERNON W. HILL, II                     (principal executive officer)


               /S/ Robert C. Beck                      Secretary and Director                       August 5, 2003
               ---------------------
                  ROBERT C. BECK


               /S/ Donald T. DiFrancesco               Director                                     August 5, 2003
               ---------------------
               DONALD T. DIFRANCESCO


                                                       Director                                     August __, 2003
               ---------------------
                  JACK R BERSHAD


                                                       Director                                     August __, 2003
               ---------------------
                  MORTON N. KERR


               /S/ Steven M. Lewis                     Director                                     August 5, 2003
               ---------------------
                 STEVEN  M. LEWIS


               /S/ George E. Norcross, III             Director                                     August 5, 2003
               ---------------------
              GEORGE E. NORCROSS, III




                                      II-7


               /S/ Daniel J. Ragone                    Director                                     August 5, 2003
               ---------------------
                 DANIEL J. RAGONE


               /S/ William A. Schwartz Jr.             Director                                     August 5, 2003
               ---------------------
              WILLIAM A. SCHWARTZ JR.


               /S/ Joseph T. Tarquini Jr.              Director                                     August 5, 2003
               ---------------------
              JOSEPH T. TARQUINI JR.


                                                       Director                                     August __, 2003
               ---------------------
              JOSEPH BUCKELEW


               /S/ Frank C. Videon Sr.                 Director                                     August 5, 2003
               ---------------------
              FRANK C. VIDEON SR.



            /S/ Douglas J. Pauls                       Senior Vice President and Chief              August 5, 2003
               ---------------------                   Financial Officer (principal financial
                 DOUGLAS J. PAULS                      and accounting officer)



         Pursuant to the requirements of the Securities Act of 1933, each Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey on August 5, 2003.

COMMERCE CAPITAL TRUST III                COMMERCE CAPITAL TRUST IV

By:  /s/ Douglas J. Pauls             By:     /s/ C. Edward Jordan, Jr.
     --------------------                     --------------------------
         Douglas J. Pauls                         C. Edward Jordan, Jr.
        Administrative Trustee                    Administrative Trustee


                            COMMERCE CAPITAL TRUST V

                          By: /s/ Joseph J. Manion, Jr.
                           ---------------------------
                              Joseph J. Manion, Jr.
                             Administrative Trustee

         Each person whose signature appears below hereby constitutes and appoints each of Vernon W. Hill, II and/or Douglas J. Pauls, his true and lawful attorney and agent, to do any and all acts and execute any and all instruments for him and in his name in his capacity as Administrative Trustee, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Trusts to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission , in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign amendments (including post effective amendments) and any related registration statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cherry Hill, New Jersey, on August 5, 2003.

COMMERCE CAPITAL TRUST III
COMMERCE CAPITAL TRUST IV
COMMERCE CAPITAL TRUST V


By:  /s/ Douglas J. Pauls
     --------------------------
         Douglas J. Pauls
         Administrative Trustee


By:  /s/ C. Edward Jordan, Jr.
     --------------------------
        C. Edward Jordan, Jr.
       Administrative Trustee

By:  /s/ Joseph J. Manion, Jr.
    ---------------------------
         Joseph J. Manion, Jr.
         Administrative Trustee

                                INDEX TO EXHIBITS

            1.0 Form of Underwriting Agreement for any offering of securities (The form of such agreement for securities offered will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

            3.1 Restated Certificate of Incorporation of CBH, as amended (incorporated by reference from the exhibits to the CBH Annual Report on Form 10-K for the year-ended December 31, 2002).

            3.2 By-laws of CBH, as amended (incorporated by reference from the exhibits to the CBH Annual Report on Form 10-K for the year-ended December 31, 2002).

            4.1         Form of Indenture for Senior Debt Securities.*

            4.2         Form of Note for Senior Debt Securities.*

            4.3         Form of Indenture for Subordinated Debt Securities.*

            4.4         Form of Note for Subordinated Debt Securities.*

            4.5         Certificate of Trust of Commerce Capital Trust III.*

            4.6         Certificate of Trust of Commerce Capital Trust IV.*

            4.7         Certificate of Trust of Commerce Capital Trust V.*

            4.8         Declaration of Trust of Commerce Capital Trust III.*

            4.9         Declaration of Trust of Commerce Capital Trust IV.*

            4.10        Declaration of Trust of Commerce Capital Trust V.*

            4.11 Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Trust Preferred Securities.*

            4.12        Form of Indenture relating to Junior Subordinated
                        Debentures.*

            4.13        Form of Trust Preferred Security (included in Exhibit
                        4.11).*

            4.14 Form of Junior Subordinated Debenture (the form of any Junior Subordinated Debenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

            4.15 Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with CBH's Registration Statement on Form S-2 and Amendment No. 2 thereto, Registration No. 33-46972).

            4.16 Form of Trust Preferred Securities Guarantee relating to the Trusts.*

            4.17 Form of Certificate of Designation for series of Preferred Stock (The form of any Certificate of Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

            4.18 Form of Preferred Stock Certificate (The form of any certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

            4.19 Form of Warrant (The form of any such warrant will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

            4.20 Certificate of Trust of Commerce Capital Trust II, a Delaware statutory trust, filed March 4, 2002. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            4.21 Declaration of Trust of Commerce Capital Trust II, dated as of March 4, 2002, among Commerce Bancorp, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            4.22 Amended and Restated Declaration of Trust of Commerce Capital Trust II, dated as of March 11, 2002, among Commerce Bancorp, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including form of 5.95% Convertible Trust Preferred Security. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            4.23 Indenture, dated as of March 11, 2002, between Commerce Bancorp, Inc. and The Bank of New York as Debenture Trustee, including form of 5.95% Junior Subordinated Convertible Debenture due March 11, 2032. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            4.24 Registration Rights Agreement, dated March 11, 2002, among Commerce Bancorp, Inc., and Commerce Capital Trust II, as issuers, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the other initial purchasers. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            4.25 Guarantee Agreement, dated as of March 11, 2002, between Commerce Bancorp, Inc. and The Bank of New York, as Guarantee Trustee. (Incorporated by reference from the exhibits to CBH's Registration Statement on Form S-3 (Registration No. 333-87512)).

            5.1         Opinion of Blank Rome LLP.*

            5.2 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust III (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

            5.3 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust IV (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

            5.4 Opinion of Blank Rome LLP as to legality of the Trust Preferred Securities - Commerce Capital Trust V (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

            12.1        Statement re: Computation of Earnings to Fixed Charges*

            23.1        Consent of Ernst & Young LLP.*

            23.2        Consent of Blank Rome LLP (included in Exhibit 5.1).*

            23.3 Consents of Blank Rome LLP (such Consents will be included in Opinions to be filed as exhibits to Current Reports on Form 8-K and incorporated herein by reference).

            24.1 Power of Attorney of certain officers and directors of Commerce Bancorp, Inc. (included on the signature pages herewith).*

            25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture for Senior Debt Securities.*

            25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture for Subordinated Debt Securities.*

            25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Junior Subordinated Debenture Indenture in connection with issuances of preferred securities by Commerce Capital Trust III, Commerce Capital Trust IV and Commerce Capital Trust V.*

            25.4 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust III.*

            25.5 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust IV.*

            25.6 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Declaration of Trust of Commerce Capital Trust V.*

            25.7 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust III.*

            25.8 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust IV.*

            25.9 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York (Delaware), as Trustee under the Preferred Securities Guarantee relating to Commerce Capital Trust V.*